UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Pyxus International, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PYXUS INTERNATIONAL, INC.

6001 Hospitality Court, Suite 100

Morrisville, North Carolina 27560

Notice of Annual Meeting of Shareholders

To be Held August 14, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Pyxus International, Inc. (“Pyxus,” or the “Company,” “we” or “us”), to be held virtually at https://meetings.lumiconnect.com/200-351-410-387 on Thursday, August 14, 2025 at 10:00 a.m., Eastern Daylight Time, to:

(a)	elect seven directors for a one-year term expiring at the 2026 annual meeting of shareholders, each as named in the accompanying proxy statement;

(b)	ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2026;

(c)	adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement;

(d)	approve the Pyxus International, Inc. Amended and Restated 2020 Incentive Plan, as amended (the “Amended and Restated Incentive Plan”); and

(e)	transact such other business as may properly come before the meeting.

As noted above, the Company’s Board of Directors has determined that this year’s annual meeting will be held virtually.

Shareholders of record at the close of business on June 13, 2025 will be entitled to vote at the meeting.

The Company’s proxy statement and proxy are enclosed, as is the Annual Report to shareholders for the fiscal year ended March 31, 2025 (the “2025 Annual Report”).

By Order of the Board of Directors

T. David Singer
Secretary

July 11, 2025

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held Virtually on August 14, 2025

The Proxy Statement and 2025 Annual Report are available on the internet at:

https://meetings.lumiconnect.com/200-351-410-387

YOUR VOTE IS VERY IMPORTANT TO US. FOR VOTING INSTRUCTIONS, PLEASE SEE FREQUENTLY ASKED QUESTION NUMBER 4, WHICH APPEARS ON PAGE 1 OF THIS PROXY STATEMENT.

PYXUS INTERNATIONAL, INC.

PROXY STATEMENT

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PROXY VOTING OPTIONS

Your vote is important!

Whether or not you expect to attend the virtual annual meeting, we urge you to vote your shares. At this year’s annual meeting, you may vote via the Internet at the virtual annual meeting by obtaining and registering a legal proxy from your broker, bank or other nominee that holds your shares, or you may vote prior to the annual meeting by following the instructions of your broker, bank or other nominee that holds your shares. Even if you plan to attend the virtual annual meeting, you are encouraged to vote your shares by proxy so that your vote will be counted if you later decide not to participate in the annual meeting. Your prompt vote will ensure the presence of a quorum at the meeting and will save Pyxus the expense of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement.

As of the record date, the only shareholder of record of our outstanding common stock was Cede & Co., a nominee for the Depository Trust Company, which holds shares for banks, brokers and other nominees who may in turn hold those shares for the clients who maintain their stock accounts with them. Accordingly, all of the outstanding shares of the Company’s common stock are held through banks, brokers or other nominees, including in street name on behalf of beneficial owners who maintain their accounts with these banks, brokers and other nominees. Beneficial holders of our stock, who hold their shares in an account through a broker, bank or other nominee, may provide instructions to their respective bank, broker or other nominee for the voting of the shares held in their accounts. Every broker, bank or other nominee has its own mailing procedures and provides its own procedures to clients for voting the shares held in their accounts, which should be carefully followed by beneficial owners to ensure that their shares held in their accounts are voted at the annual meeting. Please promptly contact your broker, bank or other nominee for directions on how to vote your shares and follow their directions carefully.

If you want to vote online at the virtual annual meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares assigning its voting authority to you. In addition, you must submit proof of your legal proxy reflecting your holdings of Pyxus common stock, along with your name and email address to Equiniti Trust Company, LLC (“Equiniti”), using the instructions in this proxy statement.

Failure to register the proxyholder with Equiniti will result in the proxyholder not receiving a control number to participate in the virtual meeting and only being able to attend as a guest. Guests will be able to listen to and submit written questions in the annual meeting but will not be able to vote during the annual meeting. Shareholders who attend the annual meeting as guests may vote their shares only prior to the annual meeting by following the voting directions provided by their banks, brokers or other nominees.

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FREQUENTLY ASKED QUESTIONS

1.	Who is soliciting my proxy?

The Company is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, August 14, 2025, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the virtual meeting. This proxy statement and the 2025 Annual Report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2025 and certain prior periods, is first being mailed to shareholders on or around July 11, 2025.

2.	Who pays for the solicitation of proxies?

The Company bears the cost of soliciting proxies, and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone.

3.	Who is entitled to vote?

You may vote if you owned shares of Pyxus common stock on June 13, 2025, the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date there were 24,607,791 shares of common stock outstanding and entitled to vote, with each such share having the right to one vote.

4.	How do I vote my shares?

Prior to the virtual meeting:

As of the record date, the only shareholder of record of our outstanding common stock was Cede & Co., a nominee for the Depository Trust Company, which holds shares for banks, brokers and other nominees who may in turn hold those shares for the clients who maintain their stock accounts with them. Accordingly, all the outstanding shares of the Company’s common stock are held through banks, brokers or other nominees, including in street name on behalf of beneficial owners who maintain their accounts with these banks, brokers and other nominees. As such, the ability of beneficial owners to vote depends on the voting process of the broker, bank or other nominee through which they respectively hold their shares. Please follow the procedures provided by your bank, broker or other nominee to vote your shares prior to the annual meeting, which procedures may permit voting online or by telephone.

Even if you plan to attend the virtual annual meeting, you are encouraged to vote your shares by proxy prior to the meeting by following the process designated by your broker, bank or other nominee so that your vote will be counted if you later decide not to attend the annual meeting.

During the virtual meeting:

If you want to vote online at the virtual annual meeting, you must have a legal proxy from the broker, bank or other nominee that holds your shares assigning its voting authority to you. Please promptly contact the broker, bank or other nominee that holds your shares for instructions on how to obtain a legal proxy if you intend to vote online during the virtual annual meeting.

Once you obtain your legal proxy from your broker, bank or other nominee that holds your shares, you must submit proof of your proxy power from your broker or bank reflecting your holdings of Pyxus common stock, along with your name and email address to Equiniti.

Failure to register the proxyholder with Equiniti will result in the proxyholder not receiving a control number to participate in the virtual meeting and only being able to attend as a guest. Guests will be able to listen to and submit written questions in the virtual meeting but will not be able to vote.

To register, you must submit proof of your legal proxy obtained from your bank, broker or nominee reflecting your holdings of Pyxus common stock, along with your name and email address, to Equiniti: (1) by email at proxy@Equiniti.com; (2) by facsimile to (718) 765-8730; or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 55 Challenger Rd, Ridgefield Park, NJ 07660. Please reference “Pyxus 2025 Annual Meeting August 14, 2025” in the subject line. Obtaining a legal proxy may take several days, and you are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on August 7, 2025. If you have properly registered as a proxyholder, you will receive a confirmation email from Equiniti of your registration.

Duly appointed proxyholders that attend the meeting online will be able to vote by completing a ballot online, when called for, during the meeting through the virtual platform.

It is your responsibility to ensure internet connectivity for the duration of the meeting and you should allow ample time to log into the virtual platform before the meeting begins.

5.	If I do not obtain a legal proxy or do not validly register my legal proxy with Equiniti, will I still be able to participate in the virtual meeting?

Yes, you may listen to the virtual meeting as a guest and submit questions during the meeting, but you will not be able to vote during the meeting. Guests (including non-registered shareholders who have not duly appointed themselves as proxyholder) can log into the meeting by following the instructions below.

6.	Will my shares be voted if I do not follow the instructions for voting from my bank, broker or other nominee holding my shares?

Your shares may be voted even if you do not vote by following the instructions of your bank, broker or other nominee. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on behalf of their customers on certain “routine” matters if you do not provide the brokerage firm with voting instructions. The ratification of the selection of independent auditors is considered a routine matter for which brokerage firms may vote shares without voting instructions from the customer. The election of director nominees, the advisory vote to approve the compensation of the named executive officers, and the approval of the Amended and Restated Incentive Plan are not considered “routine” under these rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will not be counted as votes cast on any matter presented for a shareholder vote at the annual meeting. It is important therefore that you provide appropriate voting instructions to your brokerage firm with respect to your vote on these matters.

7.	What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with banks, brokers or other nominees. Please vote all of your shares.

8.	Can I change my vote after voting using the instructions provided by my bank, broker or other nominee holding my shares?

You should contact your bank, broker or other nominee to find out how to change your vote, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, and validly registered that legal proxy with Equiniti, by joining the annual meeting via the Internet and voting during the annual meeting.

All signed proxies that have not been revoked will be voted at the meeting.

9.	How many votes are needed to hold the meeting?

A quorum of shareholders is necessary to hold a valid meeting. The holders of record as of the June 13, 2025 record date, present (including by proxy) at the meeting, of a majority of the shares entitled to vote constitute a quorum. Once a share is represented for any purpose at the meeting, it is considered present for quorum purposes for the remainder of the meeting. Abstentions and “broker non-votes” will be counted as present in determining the existence of a quorum. A quorum is necessary to conduct business at the annual meeting.

If a quorum is not present, the meeting may be adjourned from time to time without any further notice other than announcement at the meeting.

10.	What items of business will be conducted at the meeting?

•	The election of seven directors for a one-year term expiring in 2026, each as named below.

•	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2026.

•	The adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement.

•	The approval of the Amended and Restated Incentive Plan.

•	Any other business properly brought before the meeting.

11.	How many votes are needed to elect the nominees for director?

The election of each nominee for director requires votes cast in favor of election by a majority of the votes entitled to be cast at the meeting. Because directors are elected by a majority of the votes entitled to be cast (that is, the shares outstanding as of the record date), abstentions and broker non-votes, in addition to votes cast against the election of a director, will have the effect of a vote cast against the election of a director.

Under the Company’s Amended and Restated Articles of Incorporation, the members of the Board of Directors are to be elected to serve terms expiring at the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify. Under Virginia law, if an incumbent director is not re-elected at the meeting, his or her term of office may be terminated upon a reduction in the size of the Board of Directors.

12.	How many votes are needed to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors?

The selection of Deloitte & Touche, LLP as the Company’s independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.” Abstentions and broker non-votes, if any, will not be included in the vote totals for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors and, accordingly, will have no impact on the outcome of the vote on this matter.

13.	What are the voting choices when casting the advisory vote on the compensation of the Company’s named executive officers and what is the effect of the vote?

When voting on the compensation of the Company’s named executive officers, shareholders may:

•	vote in favor of the compensation of the Company’s named executive officers;

•	vote against the compensation of the Company’s named executive officers; or

•	abstain from voting.

The resolution approving, on an advisory basis, the compensation of the Company’s named executive officers will be adopted if the votes cast “FOR” the resolution exceed the votes cast “AGAINST” the resolution. Abstentions and broker non-votes, if any, will not be included in the vote totals for this matter and, accordingly, will have no impact on the outcome of the vote on this matter. This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

14.	How many votes are needed to approve the Amended and Restated Incentive Plan?

The Amended and Restated Incentive Plan will be approved by the shareholders if the votes cast “FOR” the approval of the Amended and Restated Incentive Plan exceed the votes cast “AGAINST” the approval. Abstentions and broker non-votes will not be included in the vote totals for this matter and, accordingly, will have no impact on the outcome of the vote on this matter. The Board is seeking shareholder approval of the Amended and Restated Incentive Plan to permit certain stock options that may be awarded under the Amended and Restated Incentive Plan to qualify as incentive stock options under the Internal Revenue Code. While the Amended and Restated Incentive Plan will continue to be effective if the shareholders fail to approve it, the Board will consider the outcome of the shareholder vote in deciding whether to affect any amendments to the Amended and Restated Incentive Plan and the Board and Compensation Committee will consider the outcome of the shareholder vote in deciding whether any further grants are made under the Amended and Restated Incentive Plan.

15.	What are the Board’s recommendations on the matters to be presented for a shareholder vote?

The Board recommends that shareholders vote:

•	“FOR” the election as directors of the seven nominees named in this proxy statement;

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2026;

•	“FOR” adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement; and

•	“FOR” approval of the Amended and Restated Incentive Plan.

If you return a valid proxy card or respond by telephone or Internet in the manner described above and do not include instructions on how you want to vote, your shares will be voted in accordance with the Board’s recommendations on the matters listed above and in accordance with the discretion of the proxy holders on any other matter that properly comes before the annual meeting.

16.	How will proxies be voted on other matters that are properly brought before the meeting?

The Company is not aware of any other business to be presented at the meeting. However, if any other matter is properly brought before the meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

17.	Can I access these proxy materials on the Internet?

This proxy statement and our 2025 Annual Report are available at https://www.astproxyportal.com/ast/23651.

18.	Will the directors attend the meeting?

It is Pyxus’ policy that directors attend the annual meetings of shareholders, and we currently expect all our directors to virtually attend the 2025 annual meeting.

19.	How do I attend the meeting?

This year our annual shareholders meeting will be held virtually, and there will be no in-person meeting location. The annual shareholders meeting is open to all holders of our common stock as of June 13, 2025. Shareholders will be able to attend and participate in the virtual meeting, including by submitting questions, and, if a shareholder has obtained a duly registered legal proxy, voting such shareholders’ shares. To attend and participate in our annual meeting:

•	Step 1: Log into the virtual platform online at https://meetings.lumiconnect.com/200-351-410-387.

•	Step 2: Follow these instructions:

Duly appointed proxyholders: Click “I have a control number” and then enter your unique 11-digit control number and the password “pyxus2025” (case sensitive). Proxyholders who have been duly appointed and registered with Equiniti as described above will receive a control number by email from Equiniti after the proxy voting deadline has passed. Duly appointed proxyholders will be able to vote during the meeting.

Guests (including non-registered shareholders who registered as duly appointed proxyholders): Click “Guest” and then complete the online form. Guests will be able to listen and submit written questions during the meeting but will not be able to vote during the meeting.

Our annual meeting will begin promptly at 10:00 a.m., Eastern Daylight Time, on August 14, 2025. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure that you can hear the streaming audio. You may begin to log into the virtual platform beginning at 9:00 a.m., Eastern Daylight Time, on August 14, 2025.

The virtual annual meeting is supported across different online browsers and devices (desktops, laptops, tablets and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have an internet connection from wherever you intend to participate in the virtual annual meeting.

20.	Will shareholders have an opportunity to ask questions at the meeting?

This year’s virtual annual meeting will include questions submitted online both live and in advance.

Stockholders may submit questions relating to annual meeting matters by sending an email to our Investor Relations department at investors@pyxus.com with “2025 Annual Meeting” in the subject line. In addition, live questions may be submitted online beginning shortly before the start of the meeting by typing your question in the “Ask a Question” box in the annual meeting portal, at https://meetings.lumiconnect.com/200-351-410-387 and clicking submit.

There will be two Q&A opportunities at the annual meeting. The first Q&A session will take place before the polls for submission of votes is closed. During this Q&A session, the Company will only address questions pertinent to meeting matters, subject to time constraints. Questions regarding matters not pertinent to the meeting will not be answered at such time. Questions that are substantially similar may be grouped and answered together to avoid repetition.

After voting has concluded, the Company will offer another opportunity to submit questions. The Company will address appropriate questions at such time, subject to time constraints and to the rules of conduct for the annual meeting.

21.	Will there be rules for the conduct of the meeting?

In accordance with the Company’s Amended and Restated Bylaws and Virginia corporation law, the Chairperson of our Board of Directors has the right and authority to determine and maintain the rules, regulations and procedures for the conduct of the annual meeting, including, but not limited to, maintaining order and safety, dismissing business not properly submitted, opening and closing the polls for voting and limiting time allowed for discussion of the business at the meeting. Failure to abide by the meeting rules may result in expulsion from the meeting. A copy of the meeting rules will be posted on the annual meeting website.

22.	How can I find out the final voting results for the annual meeting?

The Company will publish final voting results in a report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the annual meeting. The Form 8-K will be accessible through the SEC’s website at www.sec.gov and through the Company’s website at www.pyxus.com.

GOVERNANCE OF THE COMPANY

The Board fosters and encourages an environment of strong corporate governance, including disclosure controls and procedures, internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations. Re-examining Company practices and setting new standards is an ongoing process as the area of corporate governance continues to evolve. Therefore, the Board has charged the Environmental, Social, Governance and Nominating Committee (the “ESGN Committee”) to periodically review and recommend appropriate changes to the Board’s governance practices and policies.

Shareholders Agreement

In connection with the resolution of Chapter 11 bankruptcy proceedings involving the Company’s predecessor, on August 24, 2020, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”), among the Company and the investors listed therein, each other beneficial owner of the Company’s common stock as of the date of the Shareholder Agreement deemed to be a party thereto pursuant to the Plan of Reorganization and other persons that may from time to time become parties thereto (collectively, the “Investors”). The Shareholders Agreement provides that each of Glendon Capital Management LP (together with its affiliates that are shareholders of the Company, the “Glendon Investor”) and Monarch Alternative Capital LP (together with its affiliates that are shareholders of the Company, the “Monarch Investor”) shall be entitled to nominate two individuals to serve on the seven-member board of directors of the Company so long as it beneficially owns at least 20% of the outstanding shares of the Company’s common stock, or one individual to serve as such a director if it beneficially owns fewer than 20% of the outstanding shares but at least 10% of the outstanding shares. The Shareholders Agreement provides that the Investors shall take all necessary action to elect such nominees of each of the Glendon Investor and the Monarch Investor as directors, as well as the election of the chief executive officer of the Company as a director and other individuals qualifying as independent directors to be selected by Investors that beneficially own 5% or more of the outstanding shares of common stock of the Company, as determined by a majority of the shares of the Company’s common stock beneficially owned by such Investors. The Shareholders Agreement and the Company’s Amended and Restated Articles of Incorporation provide that the chairperson of the board of directors of the Company is to be elected by a majority of the directors that had been designated or nominated by the Glendon Investor (the “Glendon Directors”), provided that at the time of such designation or nomination the Glendon Investor’s Investor Percentage Interest (as defined) is at least 10%, and those that had been nominated by the Monarch Investor (the “Monarch Directors”), provided that at the time of such designation or nomination the Monarch Investor’s Investor Percentage Interest (as defined) is at least 10%, with the chairperson of such board to be elected by the board of directors of the Company if the Glendon Directors and Monarch Directors are together fewer than three in number or fail to appoint a chairperson. The Shareholders Agreement also includes provisions for shareholders that are parties thereto to vote for the removal and replacement of the Glendon Directors at the request of the Glendon Investor and the removal and replacement of the Monarch Directors at the request of the Monarch Investor. The Shareholders Agreement and the Company’s Amended and Restated Articles of Incorporation include provisions with respect to the calling of meetings of the Board of Directors of the Company by a Glendon Director or a Monarch Director and membership of committees of the Board of Directors of the Company to include a Glendon Director and a Monarch Director if requested by the Glendon Investor and the Monarch Investor, respectively.

Shareholder Access to Governance Documents

Website

The Company’s governance-related documents are available on its website at www.pyxus.com. Available documents include the Company’s Corporate Governance Guidelines, Code of Business Conduct and charters of the Audit Committee, the Compensation Committee and the ESGN Committee. When changes are made to any of these documents, updated copies are posted on the website as soon as practical thereafter.

Written Request

Copies of the Company’s governance documents are also available, free of charge, by written request addressed to: Corporate Secretary, Pyxus International, Inc., 6001 Hospitality Court, Suite 100, P. O. Box 2009, Morrisville, North Carolina 27560.

Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board of Directors, any committee of the Board, the Lead Independent Director or any individual director, as appropriate. Communications must be made in writing to the Corporate Secretary, Pyxus International, Inc., 6001 Hospitality Court, Suite 100, P. O. Box 2009, Morrisville, North Carolina 27560. The Secretary will determine in his good faith judgment which communications to relay to the applicable directors.

See the paragraphs entitled “Shareholder Nominations – 2026 Annual Meeting” and “Shareholder Proposals – 2026 Annual Meeting,” for guidelines specific to those types of communications with the Board.

Code of Business Conduct

Pyxus has a Code of Business Conduct that clearly defines the Company’s expectations for legal and ethical behavior on the part of every Pyxus director, officer, employee and agent. The Code of Business Conduct also governs Pyxus’ principal executive officer, principal financial officer and principal accounting officer. It is designed to deter wrongdoing and promote honest and ethical business conduct in all aspects of the Company’s affairs. Any waiver of the Code of Business Conduct for any director or executive officer would require approval by the Board of Directors and would be disclosed promptly thereafter to shareholders via the Company’s website, www.pyxus.com.

Corporate Governance Guidelines

The Pyxus Corporate Governance Guidelines, in conjunction with the charters of key Board committees, inform shareholders, employees, customers and other constituents of the Board’s principles as a governing body. The Guidelines are reviewed at least annually by the Board.

Determination of Independence of Directors

On July 1, 2025, Pyxus International, Inc. common stock transitioned to the new OTCID Basic Market, which does not require that certain of the Company’s directors qualify as independent or establish a standard for the determination of a director’s independence. The Board of Directors has determined to apply the independence standards under the rules of the New York Stock Exchange in evaluating the independence of directors. For a director to be deemed “independent,” the Board of Directors of Pyxus must affirmatively determine that the director has no material relationship with Pyxus either directly or as a partner, shareholder or officer of an organization that has a relationship with Pyxus. In making this determination, the Board applies the following standards:

•

A director who is an employee, or whose immediate family member is an executive officer of Pyxus, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

•

A director who receives (or whose immediate family member receives) more than $120,000 per year in direct compensation from Pyxus is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $120,000 limitation.

•	A director who is a current partner or employee of (or whose immediate family member is a current partner of) Pyxus’ internal or external auditor is not independent.

•	A director who has an immediate family member who is an employee of Pyxus’ internal or external auditor and who personally works on the Company’s current audit is not independent.

•

A director who (or whose immediate family member) was within the past three years a partner or employee of Pyxus’ internal or external auditor and personally worked on the Company’s audit during that time is not independent.

•

A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Pyxus’ present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

•

A director who is an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Pyxus for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Board Leadership Structure

The Company’s Amended and Restated Articles of Incorporation provide that the chairperson of the Board of Directors shall be elected by a majority of the Glendon Directors and the Monarch Directors, each acting in his or her sole discretion; provided, that if the number of Glendon Directors plus the number of Monarch Directors is fewer than three or if no such majority can be reached, then the chairperson of the Board of Directors is to be elected by a majority of the Directors then in office. Since the number of Glendon Directors plus the number of Monarch Directors is fewer than three, the Board is authorized to designate a Chairman of the Board from its membership. The Chairperson is authorized to preside at all meetings of the shareholders and the Board of Directors and has such other powers as may be conferred upon him or her by the Board. The Board’s decision to either separate the position of Chairperson and the office of Chief Executive Officer, or to have the same individual serve in both capacities, is based on then current circumstances. At present, the Chief Executive Officer also serves as Chairperson. The Board believes that the unified position of Chairperson and CEO currently serves the Company well because the CEO’s expertise and proximity to the daily affairs of the Company enhances the Board’s oversight function and facilitates open and timely communication between the Board and management; however, the Board recognizes that there may be circumstances that would lead it to conclude that these positions should be separated and believes that it is in the best interests of the Company for the Board to, from time to time, examine whether these positions should be separated.

The Company’s Corporate Governance Guidelines provide the Board shall appoint a Lead Independent Director and, if the Chairperson is an independent director, the Chairperson may also be appointed to serve as Lead Independent Director. The role of the Lead Independent Director is to: preside at all executive sessions of the Board; act as the liaison between the non-management directors, the Chairperson and the CEO; and consult with the Chairperson and the CEO on Board agendas as necessary. There is no mandatory rotation or term limit associated with the role of Lead Independent Director. Robert D. George currently serves as Lead Independent Director.

The Company’s Corporate Governance Guidelines provide that if the Chairman also serves as CEO, Board members should raise any issues regarding the performance or compensation of the CEO with the Chairman of the Compensation Committee and all other issues should be raised with the Lead Independent Director.

The Board’s Role in Risk Oversight

Our Company faces a variety of risks, including credit, liquidity, operational, regulatory, environmental and others regularly disclosed in our public filings. The Board believes that an effective risk management system is necessary to (1) identify material risks that the Company faces, (2) communicate necessary information with respect to such risks to senior management and, as appropriate, the Board or its committees, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into the Company’s decision making.

The Board has delegated to the Audit Committee the primary responsibility for overseeing risk management. The Audit Committee is comprised solely of non-employee directors and, pursuant to its charter, periodically discusses policies with management with respect to risk assessment and risk management and assesses the steps management has taken to minimize such risks to the Company. The Audit Committee makes periodic reports to the Board regarding the Company’s risks and regarding its analyses and conclusions as to the adequacy of the Company’s risk management processes.

The Board encourages management to promote a culture that incorporates risk management into our Company’s strategy and business operations. The Company maintains an active Compliance Program; at least quarterly, the Company’s Global Disclosure Committee conducts a thorough and detailed review of risks, including potential risks, which are systematically reported and tracked through resolution; and, finally, the Company’s senior management actively oversees the processes by which risk assessment and risk management are undertaken.

Nominating Process

As stated in the charter, it is the responsibility of the ESGN Committee to identify and evaluate candidates to serve on the Board. The ESGN Committee reviews the qualifications of incumbent directors and reviews potential conflicts of current and prospective Board members. Candidates for prospective membership on the Board may be identified through a variety of means, including professional or personal contacts of directors, shareholder recommendations or a third-party firm engaged in the recruitment of directors. The ESGN Committee may, but is not required to, engage the services of a third party to assist in the recruitment of directors as necessary.

Candidates are assessed by the ESGN Committee in view of the responsibilities and qualifications set forth in the Corporate Governance Guidelines. Candidate assessment begins with a review of the candidate’s background, education, experience and other qualifications. Qualified candidates not then serving on the Board will meet, either individually or collectively, with the Chair of the Board, the Chair of the ESGN Committee and other directors as appropriate, prior to being recommended for election to the Board. An invitation to join the Board of Directors is extended only after a candidate’s qualifications have been reviewed by the ESGN Committee, the ESGN Committee has recommended the candidate to the Board for approval, and the Board has approved the candidate’s election by a majority vote. Invitations are extended on behalf of the Board by the Chairperson or, in the absence of the Chairperson, by a director as designated by the Board.

The ESGN Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to Corporate Secretary, Pyxus International, Inc., 6001 Hospitality Court, Suite 100, P. O. Box 2009, Morrisville, North Carolina 27560. See the paragraph entitled “Shareholder Nominations—2026 Annual Meeting” for guidelines specific to such communications.

Director Conflicts of Interest

The Pyxus Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director is required to promptly inform the Chief Executive Officer and Chairperson of the Board. The Corporate Governance Guidelines call for all directors to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Shareholder Nominations – 2026 Annual Meeting

Any shareholder entitled to vote in the election of directors generally may nominate at a meeting one or more persons for election as a director if written notice of such nomination or nominations is delivered or mailed to the Secretary of the Company in accordance with the Company’s Bylaws, which state that such notification must include:

•	the name, age and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the nominee’s qualifications to serve as a director;

•	the name and address of the notifying shareholders;

•	the number of shares owned by the notifying shareholder;

•	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with director nominations;

•

a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the notifying shareholder; and

•

a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear at the meeting (including by proxy) to make the nomination(s).

As required by the Company’s Bylaws, nominations for the 2026 annual meeting must be received by the Secretary of the Company not later than April 16, 2026. The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information. The Secretary will deliver all such notices to the Board, which will consider such candidates. The Board of Directors shall determine whether such candidate should be nominated for election as a director.

Shareholder Proposals – 2026 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2026 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company by March 13, 2026, and must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the laws of the Commonwealth of Virginia and the Bylaws of the Company.

Pursuant to the Bylaws of the Company, for any business to be brought before the 2026 annual meeting by a shareholder, the proposal must be received by the Secretary of the Company not later than April 16, 2026. As to each matter the shareholder proposes to bring before the 2026 annual meeting, the notice must include:

•	a brief description of the business desired to be brought before the 2026 annual meeting and the reasons for conducting such business at the 2026 annual meeting;

•	the name and record address of the shareholder proposing the business;

•	the number of shares beneficially owned by the shareholder;

•	any material interest the shareholder has in such business;

•	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with the proposal of business;

•

a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the shareholder; and

•

a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear at the meeting (including by proxy) to propose the business.

The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information.

BOARD OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the proxy card)

The Company’s Amended and Restated Articles of Incorporation provide that the number of directors of the Company shall be seven or such other number as the Board of Directors may from time to time determine and that the members of the Board of Directors are to be elected to serve terms expiring at the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The Board of Directors is currently composed of seven members. The Board of Directors has nominated each of the following individuals for election as directors at the 2025 annual meeting: John S. Alphin, Jamie J. Ashton, Patrick J. Bartels, Jr., Robert D. George, Cynthia P. Moehring, J. Pieter Sikkel and Richard J.C. Topping. All the nominees are incumbent directors and have consented to continue to serve if elected at the 2025 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Director Biographies

John S. Alphin (age 51)

Director since January 2023

Founder and Principal of JSAlphinConsulting LLC, a strategy and operational consulting firm serving small- to mid-sized businesses, a role he has held since July 2022. Mr. Alphin previously served as President of Alphin Insurance, LLC, a retail insurance agency. Prior thereto, Mr. Alphin had a 24-year career with British American Tobacco, a manufacturer of consumer nicotine products, where he most recently served as Head of Global Leaf Sourcing from September 2015 through December 2021. During his time at British American Tobacco, Mr. Alphin held several senior positions at the company, including Brazil Head of Agri-Exports and Head of Global Supplier Management.

With more than twenty years’ experience with a global cigarette manufacturer, including as head of global sourcing and supply chain, Mr. Alphin provides the Board with key insights into aspects of the tobacco and agricultural industries particularly relevant to Pyxus, and expertise in strategy and business development, generation of sales and operational efficiencies, navigation of complex global supply chains, and implementation of robust sustainability programs.

Jamie J. Ashton (age 33)

Director since October 2022

Principal, Glendon Capital Management LP, a registered investment advisor, since February 2024. Previously, Mr. Ashton served as a Senior Vice President at Glendon from December 2021 to February 2024, as a Vice President from December 2020 to December 2021, and as an Associate from August 2018 to December 2020. Prior to joining Glendon, Mr. Ashton served as an investment analyst at Invus Financial Advisors LLC from December 2016 to August 2018, and prior thereto, as a Business Analyst at McKinsey & Company.

Mr. Ashton brings to the Board significant financial analytical skills and insights developed from his current and past employment experience in financial consulting and investment management.

Patrick J. Bartels, Jr. (age 49)

Director since January 2023

Founder and Managing Member of Redan Advisors LLC, a firm providing fiduciary and strategic planning advisory services for domestic and international public and private business entities. Prior thereto, Mr. Bartels served as a Managing Principal at Monarch Alternative Capital LP, a New York-based investment firm, from April 2002 to November 2018. Mr. Bartels currently serves on the board of directors of Douglas Elliman Inc. and Millrose Properties, Inc., and within the last five years has been a director of Agile Thought Inc., Arch Resources, Inc., B. Riley Principal Merger Corp., B. Riley Principal Merger Corp. II, Centric Brands, Hexion Inc., Libbey Inc., Marblegate Acquisition Corp., Monitronics International, Inc. (d/b/a Brinks Home Security), Noble Corporation, Parker Wellbore, Trinity Place Holdings Inc., Vanguard Natural Resources, Inc., and View, Inc.

Mr. Bartels brings to the Board more than twenty years of experience in the financial sector, including as a director on numerous public and private boards, with experience in corporate governance, finance, capital markets, and mergers and acquisitions.

Robert D. George (age 69)

Director since October 2020

Retired since September 2018. During his 21-year career with Esterline Technologies Corporation, an international aerospace/ defense manufacturer, Mr. George served in numerous senior roles, including Special Advisor from March 2018 to August 2018, Executive Vice President—Chief Financial Officer/Business Development and Secretary from June 2011 through March 2018, Vice President—Chief Financial Officer/Treasurer & Secretary from June 1999 to June 2011, and Vice President—Treasurer/Corporate Controller from June 1997 to June 1999. Mr. George currently serves on the board of directors of Advanced Integration Technology LP, and on the board of trustees of Horizon House. Within the last five years, Mr. George served as a director of Volato, Inc.

Mr. George brings extensive financial, accounting and operational experience in public, private and private-equity-backed diversified industrial businesses, including as the Chief Financial Officer of a publicly traded corporation.

Cynthia P. Moehring (age 59)

Director since October 2020

Founder and Executive Chair of the Business Integrity Leadership Initiative of the University of Arkansas—Sam M. Walton College of Business, since November 2019, and Founder and Principal of CP Moehring Advisory, LLC, a leadership, strategic planning, governance and risk management consulting firm, since September 2019. Ms. Moehring also currently serves on the board of directors for Church Mutual Insurance Company. Previously, Ms. Moehring served as Senior Vice President, US Chief Ethics and Compliance Officer of Walmart, Inc. from March 2015 to June 2019, and during her 20-year career at Walmart held various senior roles, including Senior Vice President—Global Chief Ethics Officer, Vice President—Chief Ethics Officer, and Associate General Counsel. Ms. Moehring also previously served on the board of advisors of Ethena, Inc. and Vigilance Risk Solutions Inc. d/b/a CommSafe AI.

Ms. Moehring brings to the Board broad experience in many areas, including more than thirty years of public and private company experience in leadership, strategic planning, legal, ethics, compliance, corporate governance, mergers and acquisitions, and corporate finance.

J. Pieter Sikkel (age 61)

Director since August 2020

President and Chief Executive Officer of the Company commencing in August 2020. Mr. Sikkel has served as President and Chief Executive Officer of Old Pyxus (as defined below) from March 1, 2013, having previously served as President of Old Pyxus from December 14, 2010 through February 28, 2013, as Executive Vice President – Business Strategy and Relationship Management of Old Pyxus from April 2007 through December 13, 2010, and as Regional Director of Asia of Old Pyxus from May 2005 until April 2007. Employed by Standard Commercial from January 1983 until May 2005, serving as Regional Director of Asia from March 1999 until May 2005, Country Manager of China from June 1991 until March 1999, and prior thereto in various positions in South Korea, the

Philippines and Thailand. Mr. Sikkel served as a director of the Company’s predecessor, Old Holdco, Inc., which was formerly known as Pyxus International, Inc. (“Old Pyxus”) from 2011 through the August 24, 2020, when Old Pyxus ceased to be a public reporting company. On June 15, 2020, Old Pyxus and certain of its subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code to implement a prepackaged Chapter 11 plan of reorganization to effectuate a financial restructuring (the “Restructuring”). The plan of reorganization (the “Plan of Reorganization”) confirmed in the Chapter 11 Cases became effective on August 24, 2020 and pursuant to which the business, assets and operations of Old Pyxus were vested in the Company.

Mr. Sikkel, as the Company’s President and Chief Executive Officer, provides our Board with specific knowledge of our businesses, our people, our challenges and our prospects based on his active involvement in and deep understanding of our company’s operations and markets, as well insights into the leaf tobacco business developed over his 40-year career with the Company and its predecessors.

Richard J.C. Topping (age 62)

Director since October 2020

Retired since June 2018. Vice President – Global Leaf Sourcing—Global Supply Chain/Global Leaf of Japan Tobacco International S.A., a manufacturer of consumer tobacco products, from July 2016 through June 2018. Prior thereto, Mr. Topping held various senior roles at Japan Tobacco International and predecessor companies, including Vice President—Global Leaf Sourcing, Vice President—Global Leaf Commercial, Vice President – Global Leaf Procurement – Leaf Supply Strategy, and General Manager – Leaf for Gallaher UK PLC from March 2004 through September 2007.

Mr. Topping’s four decades of experience in the tobacco industry, including in a variety of global leadership positions throughout the supply chain, provides the Board with valuable insights into the tobacco industry from both the leaf merchant and cigarette manufacturer perspective, including with respect to leaf sourcing and procurement strategies, logistics, operations and sales throughout North and South America, Europe, Asia and Africa.

Board Committees and Membership

The Board has the following standing committees: Audit Committee, Compensation Committee and ESGN Committee. Each of these committees operates under a charter approved by the Board. Such charters, containing descriptions of the committees’ responsibilities, are available on our website, www.pyxus.com. The following table indicates the current membership of, and number of meetings held during fiscal year 2025 by, each standing committee of the Board.

Committee Membership
	Audit Committee	Compensation Committee	ESGN Committee
Mr. Alphin			X
Mr. Ashton	X	X
Mr. Bartels	X	Chair
Mr. George	Chair
Ms. Moehring		X	Chair
Mr. Sikkel
Mr. Topping		X	X
No. of Meetings Held in FY2025	8	4	4

All members of the Audit Committee, the Compensation Committee and the ESGN Committee are nonemployee directors. Because the Company’s common stock is not listed for trading on a national securities exchange or an inter-dealer quotation system that has requirements for the independence of directors, members of the Audit Committee, Compensation Committee and the ESGN Committee are not required to be independent directors. Mr. Ashton and Mr. Bartels, who the Board of Directors has not determined to be independent using the definition under the rules of the New York Stock Exchange, serve on the Audit Committee and the Compensation Committee. The Company’s

Amended and Restated Articles of Incorporation provide that the membership of committees of the Board of Directors of the Company include a Glendon Director and a Monarch Director if requested by the Glendon Investor and the Monarch Investor, respectively. Each of Mr. Ashton and Mr. Bartels was first elected as a director by the Board of Directors to fill a vacancy on the Board of Directors and were identified to the ESGN Committee and the Board by the Glendon Investor and the Monarch Investor, respectively. The Board believes that Mr. Ashton and Mr. Bartels’ service on these committees is appropriate in light of the provisions of the Company’s Amended and Restated Articles of Incorporation.

The Audit Committee currently consists of Mr. George (Chair), Mr. Ashton and Mr. Bartels. This committee’s principal responsibilities include overseeing accounting policies, auditing and reporting practices; selecting, overseeing, evaluating, compensating and replacing independent auditors; overseeing the internal audit function; evaluating the adequacy and effectiveness of internal controls and risk management policies; overseeing compliance with legal and regulatory requirements; providing for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters; and preparing a committee report for inclusion in the annual proxy statement.

The Board has determined that each member of the Audit Committee is financially literate as that term is interpreted by the Board in its business judgment. The Board has further determined that Mr. George and Mr. Bartels each meet the requirements of an audit committee financial expert, as that term is defined by the SEC in Item 407 of Regulation S-K.

The Compensation Committee currently consists of Mr. Bartels (Chair), Mr. Ashton, Ms. Moehring and Mr. Topping. This committee’s principal responsibilities include annually reviewing and approving corporate goals and objectives relevant to CEO compensation; evaluating the CEO’s performance in light of established goals and objectives; recommending to the Board, for determination and approval by the Board, the CEO’s compensation level based on such evaluation; evaluating and approving total compensation, compensation plans, policies and programs for the Company’s other officers and key executives; reviewing non-employee director compensation in relation to peer group and competitors and recommending to the Board any changes in the remuneration of directors; and administering the Company’s compensation plans, including equity compensation plans, as designated by the Board.

Under its charter, the Compensation Committee is responsible for selecting and retaining its advisors. The Compensation Committee has retained Lyons, Benenson & Company Inc. (the “Consultant”), as its independent third-party advisor to provide advice, research, evaluation and design services related to executive compensation and advice, research, evaluation and design services related to Board of Directors’ compensation. During the fiscal year ended March 31, 2025, the Consultant did not provide services to the Company other than the executive compensation and board compensation consulting services. The Consultant reports directly to the Compensation Committee. In addition, the Company’s Chief Executive Officer makes recommendations to the Compensation Committee for the base salary and incentive compensation opportunities of the Company’s executive officers other than himself.

The ESGN Committee currently consists of Ms. Moehring (Chair), Mr. Alphin and Mr. Topping. This committee’s principal responsibilities include monitoring the Company’s strategy regarding, and management of, issues relating to good corporate citizenship, environmental sustainability, human rights and labor practices, health and safety and other emerging social issues (collectively, “Corporate Social Responsibility Issues”); reviewing global regulatory and public policy issues affecting the Company and the Company’s positions thereon; monitoring the Company’s relationships with key stakeholders; monitoring plans for the production, and review, of the Company’s Sustainability Report and related issue-specific reports; reviewing the Company’s progress against key sustainability goals, targets and commitments; reviewing and making recommendations to the Board regarding shareholder proposals relating to Corporate Social Responsibility Issues; reviewing and recommending to the Board Corporate Governance Guidelines; analyzing the structure, size and composition of the Board; developing and monitoring director selection criteria; identifying, recruiting, evaluating and recommending to the Board qualified nominees for election to the Board of Directors; recommending to the Board directors to serve as Chairman, Lead Independent Director, committee chairs and committee members; periodically reviewing the independence of directors and the conduct of meetings of the Board and its committees; overseeing the adoption and periodic review of committee charters; providing for Board and committee self-evaluations; reporting to the Board its conclusions regarding the Board’s effectiveness and performance; and reporting to the Board on the executive development and succession programs of executive and operational officers.

Director Qualifications

The Company’s Corporate Governance Guidelines provides that the Board seeks members having diverse professional backgrounds who combine a broad spectrum of experience and expertise and possess a reputation for the highest personal and professional ethics, integrity, and values. The ESGN Committee is responsible for identifying specific skills and characteristics that may be sought in light of the current make-up of the Board and its anticipated needs going forward. Factors that the ESGN Committee may consider are: international business experience; the ability to actively participate in and contribute to the deliberations of the Board; the capacity and desire to represent the balanced, best interests of the shareholders; the ability to exercise independent judgment and decision making; the time available to devote to the responsibilities of a director; and the Board’s appropriate diversity of backgrounds and personal and professional experience. The Board believes that continuity of knowledge of the Company and experience gained through service on the Board are important to a director’s service on the Board. Determination of whether an individual meets these qualifications is made in the business judgment of the ESGN Committee and the Board.

The Company believes that the Board meets the foregoing criteria and that, additionally, its members as a whole encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. Potential candidates for membership on the Company’s Board are reviewed in the context of the current composition of the Board and the evolving needs of the Company.

The Board believes that each of the nominees has certain key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees. Consideration of the specific experiences, qualifications and skills of the directors as listed in their biographies above, as well as the common attributes listed in this paragraph, led to the conclusion that each of the nominees and continuing directors should serve as a director of the Company.

Independence

The Board has determined that each of the nominees is independent, as that term is defined under the rules of the New York Stock Exchange, other than Mr. Sikkel, Mr. Ashton and Mr. Bartels.

Board Meetings

Pyxus’ non-management directors meet regularly in executive session. In accordance with Pyxus’ Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of non-management directors. Robert D. George currently serves as Lead Independent Director.

In the fiscal year ended March 31, 2025, the Company’s Board of Directors held five meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served during his or her term of service. All the current directors virtually attended the 2024 annual meeting of shareholders.

Compensation of Directors

Directors who are employees of the Company are not compensated for their services as director. The following table represents the fiscal year 2025 compensation for all individuals who served as directors of the Company other than Mr. Sikkel. Compensation information for Mr. Sikkel is disclosed herein under the section entitled “Executive Compensation—Summary Compensation Table.”

Pyxus International, Inc. Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
John S. Alphin	$125,000	$27,522	$152,522
Jamie J. Ashton (3)(4)	$260,000	$—	$260,000
Patrick J. Bartels, Jr.	$150,000	$27,522	$177,522
Robert D. George	$150,000	$27,522	$177,522
Cynthia P. Moehring	$150,000	$27,522	$177,522
Richard J.C. Topping	$135,000	$27,522	$162,522

(1)	Non-employee directors received fees, paid quarterly (prorated for periods of partial service), based on the following annual retainer schedule for service on the Board and the standing committees:

Type of Service	Annual Retainer
Board Member		$115,000
Audit Committee Chair	+ $	35,000
Other Committee Chair	+ $	25,000
Committee Member (Non-Chair)	+ $	10,000

(2)

The Board of Directors has adopted a policy for awarding annual equity grants to each non-employee director (other than non-employee directors who are employed by Glendon Capital Management LP or Monarch Alternative Capital LP) equating to $125,000 in value, with the per share valuation of the Company’s common stock to be used for the grants to be determined by a third party engaged by the Compensation Committee. In the fiscal year ended March 31, 2025, such directors were awarded restricted stock units equating to $125,000 in value based on the per share price of $11.40. Awards granted in the fiscal year ended March 31, 2025 are payable in shares of the Company’s common stock. The awards are subject to vesting based on the director’s continued service as a director through the date of the next succeeding annual meeting of shareholders (with the amount prorated for the period of service during a portion of that period). Vesting of the awards is further contingent upon the earliest to occur of the following: (i) March 31, 2031; (ii) the occurrence of a “Change in Control” (as defined in the Amended and Restated Incentive Plan) as a result of a merger, consolidation, share exchange or sale of all or substantially all of the assets of the Company; or (iii) the Company’s common stock being listed for trading on a securities exchange registered with the SEC under Section 6 of the Exchange Act or an approved foreign securities exchange (the “Vesting Condition”). The Vesting Condition has not been satisfied as of the date of this proxy statement. The amounts presented are the “grant date fair value” of these awards under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture.

(3)

The Board of Directors has adopted a policy providing that, in lieu of awarding equity grants to non-employee directors who are employed by Glendon Capital Management LP or Monarch Alternative Capital LP, such directors receive an annual cash compensation award, with the award to vest subject to their continued service as a director through the date of the next succeeding annual meeting of shareholders (with the amount prorated for the period of service during a portion of that period) and satisfaction of the Vesting Condition. The amounts presented in the table for Mr. Ashton include the full $125,000 of this award even though the payment of this amount is subject to satisfaction of the Vesting Condition, which has not been satisfied as of the date of this proxy statement.

(4)	Fees earned by Mr. Ashton were, at his request, paid directly to Glendon Capital Management LP.

OWNERSHIP OF EQUITY SECURITIES

Stock Ownership of Management

The following table provides information as of May 1, 2025, with respect to the direct and indirect ownership of common stock by (1) each director; (2) each of the Company’s named executive officers; and (3) all directors and executive officers of the Company as a group. On May 1, 2025, there were 24,607,791 shares of Pyxus common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
John S. Alphin	—	—
Jamie J. Ashton	—	—
Patrick J. Bartels, Jr.	—	—
Scott A. Burmeister	—	—
Robert D. George	—	—
Cynthia P. Moehring	—	—
J. Pieter Sikkel	—	—
Dustin L. Styons	—	—
Richard J.C. Topping	—	—
Executive Officers and Directors as a Group (12 people total)	—	—

Policies Prohibiting Hedging and Pledging Activities

The Company has adopted policies prohibiting directors and executive officers from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, the Company has adopted policies prohibiting directors and executive officers from pledging any Company stock, including without limitation, through the holding of the Company’s securities in margin accounts.

Stock Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock of the Company as of the dates set forth in the footnotes to the table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Glendon Capital Management, L.P., et al. (2) 2425 Olympic Blvd., Suite 500E Santa Monica, California 90404	8,315,159	33.8%
Monarch Alternative Capital LP, et al. (3) 535 Madison Avenue New York, New York 10022	6,125,071	24.9%
Owl Creek Asset Management, L.P., et al. (4) 640 Fifth Avenue, 20th Floor New York, New York 10019	3,865,355	15.7%

(1)	All percentages are based on 24,607,791 shares of our common stock outstanding on May 1, 2025.

(2)

Based solely on a Schedule 13D/A jointly filed on June 13, 2024 by Glendon Capital Management, L.P. (“GCM”), Holly Kim Olson, Glendon Opportunities Fund, L.P. (“G1”) and Glendon Opportunities Fund II, L.P. (“G2”) which reported beneficial ownership as of June 11, 2024 and indicated that GCM has the power to direct the voting and disposition of the shares of the Company’s common stock held directly by G1, G2, and certain other advisory clients of GCM that hold less than five percent of the outstanding shares of the Company’s common stock, that the business address of G1 is Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the business address of G2 is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Rd, George Town, Grand Cayman, KY1-9008, Cayman Islands, that GCM has the sole power to vote and the sole power to dispose or direct the disposition of 8,315,159 shares, that G1 has the sole power to vote and the sole power to dispose or direct the disposition of 3,527,847 shares, and that G2 has the sole power to vote and the sole power to dispose or direct the disposition of 3,708,935 shares.

(3)

Based solely on a Schedule 13D/A jointly filed by Monarch Alternative Capital LP (“MAC”), MDRA GP LP (“MDRA GP”) and Monarch GP LLC (“Monarch GP”) on March 25, 2024 reporting beneficial ownership as of March 21, 2024 and a Form 4 jointly filed by MAC, MDRA GP and Monarch GP on February 23, 2023. Such Form 4 reports that MAC is an investment advisor to certain funds (such funds collectively, the “Monarch Funds”), with respect to the shares of the Company’s common stock beneficially owned by it by virtue of the authority granted to it by the Monarch Funds to vote and dispose of the securities held by such Monarch Funds; that MDRA GP is the general partner of MAC, that Monarch GP is the general partner of MDRA GP, and that each of MAC, MDRA GP and Monarch GP share the power to vote and the power to dispose of such shares. Such Form 4 lists the Monarch Funds and the shares of our common stock beneficially owned by each as follows: Monarch Debt Recovery Master Fund Ltd, 2,985,982 shares; Monarch Capital Master Partners V LP, 265,261 shares; Monarch Capital Master Partners IV LP, 1,897,178 shares; and Monarch Special Opportunities Master Fund Ltd, 976,650 shares.

(4)

Based solely on a Schedule 13G/A jointly filed by Owl Creek Asset Management, L.P. (the “Owl Creek Investment Manager”) and Jeffrey A. Altman on September 3, 2024 reporting beneficial ownership as of August 31, 2024. Such Schedule 13G/A reports that it was filed by Owl Creek Investment Manager to report beneficial ownership of shares of the Company’s common stock held directly by certain funds for which Owl Creek Investment Manager serves as the investment manager, and by Mr. Altman as managing member of the general partner of the Owl Creek Investment Manager. The Schedule 13G/A reports that each of Owl Creek Investment Manager and Mr. Altman has sole voting and dispositive power over all such shares.

Section 16(a) Reports

Based on a review of Section 16(a) reports filed with the SEC for the fiscal year ended March 31, 2025, all reports for the Company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

RELATED PARTY TRANSACTIONS

Debt Repurchase Agreement

On March 21, 2024, Pyxus Holdings, Inc., a wholly owned subsidiary of the Company (“Pyxus Holdings”), entered into an agreement (the “Debt Repurchase Agreement”) with funds affiliated with the Monarch Investor and of which the Monarch Investor is the investment advisor (collectively, the “Monarch Funds”). Under the Debt Repurchase Agreement, Pyxus Holdings agreed to purchase from the Monarch Funds approximately $77.9 million aggregate principal amount of its 8.50% Senior Secured Notes due December 31, 2027 (the “2027 Notes”) for approximately $60.0 million, a 23.0% discount to par value, plus accrued and unpaid interest and specified customary fees. The Debt Repurchase Agreement also included the right of Pyxus Holdings, at its option, to purchase from the Monarch Funds an additional approximately $34.2 million aggregate principal amount of 2027 Notes for approximately $26.3 million, a 23.0% discount to par value, and, for approximately $9.1 million, at a 12.0% discount to par value, approximately $10.3 million aggregate principal amount of loans (the “Pyxus Term Loans”) outstanding under the Pyxus Term Loan Credit Agreement, dated as of February 6, 2023, by and among, Pyxus Holdings, the guarantors party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and senior collateral agent, plus, in each case, accrued and unpaid interest and specified customary fees. The Pyxus Term Loans are scheduled to mature on December 31, 2027. The purchase of the approximately $77.9 million aggregate principal amount of the 2027 Notes pursuant to the Debt Repurchase Agreement was completed on March 28, 2024, resulting in a payment by Pyxus Holdings to the Monarch funds of approximately $62.3 million, which includes accrued interest and fees. On April 12, 2024, Pyxus Holdings exercised its right under the Debt Repurchase Agreement to purchase such additional approximately $34.2 million aggregate principal amount of 2027 Notes and approximately $10.3 million aggregate principal amount of the Pyxus Term Loans by September 30, 2024. On May 31, 2024, Pyxus Holdings completed the purchase of approximately $10.3 million of aggregate principal amount of the Pyxus Term Loans for a total of approximately $9.4 million (including accrued and unpaid interest and specified customary fees).

On August 2, 2024, Pyxus Holdings completed the purchase of approximately $34.2 million of aggregate principal amount of the 2027 Notes for a total of approximately $26.7 million (including accrued and unpaid interest and specified customary fees). The Debt Repurchase Agreement and the transactions contemplated thereby, including the exercise by Pyxus Holdings of its right to purchase the Pyxus Term Loans and additional 2027 Notes thereunder, were approved, and determined to be on terms and conditions at least as favorable to the Company and its subsidiaries as could reasonably have been obtained in a comparable arm’s-length transaction with an unaffiliated party, by a majority of the disinterested members of the Board of Directors of Pyxus.

Stock Repurchase

On August 21, 2024, the Company entered into a privately negotiated transaction with CI Investments, Inc. (“CI Investments”), which at that time was a beneficial owner of greater than five percent of the Company’s common stock outstanding, to repurchase 392,156 shares of its common stock for approximately $1.0 million, inclusive of broker commission fees, which transaction was completed on August 22, 2024. This transaction was approved and determined to be on terms and conditions at least as favorable to the Company and its subsidiaries as could reasonably have been obtained in a comparable arm’s-length transaction with an unaffiliated party, by a majority of the disinterested members of the Board of Directors of Pyxus. Following the completion of this transaction and other contemporaneous dispositions of the Company’s common stock by CI Investments, CI Investments ceased to be a beneficial owner of more than five percent of the Company’s common stock outstanding.

Aggregate Interest Paid to Affiliated Investors

Certain funds managed by Glendon Capital Management LP, Monarch Alternative Capital LP, Owl Creek Investment Management L.P. and CI Investments (the “Investor-Affiliated Funds”) hold debt instruments and loans issued by Pyxus Holdings and guaranteed by Pyxus and certain of its subsidiaries. Interest expense accrued by the Company and its subsidiaries in the fiscal year ended March 31, 2025 with respect to such debt instruments and loans held by the Investor-Affiliated Funds (with respect to CI Investments, only for the portion of the fiscal during which it was a beneficial owner of more than five percent of the Company’s common stock outstanding) was an aggregate of approximately $24.4 million, which includes interest on the 2027 Notes purchased pursuant to the Debt Repurchase Agreement through the date of purchase.

Other Related Party Transactions

Mr. Sikkel’s adult daughter, Kim Sikkel, is employed by the Company as Project Manager. Prior to March 31, 2025, Ms. Sikkel was employed as Operations Manager of the Company’s AOSP Investments, LLC subsidiary, which holds the Company’s interests in its e-liquids businesses. Ms. Sikkel’s total compensation in the fiscal year ended March 31, 2025, consisting of salary, annual bonus, recognition bonus, employer 401k plan contribution and premiums on employer-paid life insurance, was $190,510. Mr. Sikkel is not involved in setting the terms of Ms. Sikkel’s compensation or in supervising or directing the supervision of her activities as an employee.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee including, but not limited to, the standards under Public Company Accounting Oversight Board Rule 3526, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2025 for filing with the SEC.

Audit Committee:

Robert D. George, Chair

Jamie J. Ashton

Patrick J. Bartels, Jr.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent auditors. These services include audit services, audit-related services, tax services and other services. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engagement.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

Independent Auditors

Deloitte & Touche LLP (“Deloitte & Touche”), audited the Company’s financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2025; and, as more fully described below in Proposal Two, has been selected by the Audit Committee to serve as Pyxus’ independent auditors for the fiscal year ending March 31, 2026. Deloitte & Touche has served as the independent auditors of the Company (including its predecessor, Old Pyxus) since 2006.

Audit and Non-Audit Fees

Set forth below are the fees billed by Deloitte & Touche in connection with services rendered to the Company during the fiscal years ended March 31, 2024 and March 31, 2025:

	FY2024	FY2025
Audit Fees(1)	$3,277,786	$3,236,117
Audit-Related Fees(2)	$25,623	$9,093
Tax Fees(3)	$223,209	$217,097
All Other Fees(4)	—	—

Total	$3,526,618	$3,462,307

(1)

Audit Fees. Audit Fees consist of professional services rendered in the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements.

(2)

Audit-Related Fees. Audit-Related Fees consist of assurance, attestation and other related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews and consultation regarding financial accounting and reporting standards.

(3)	Tax Fees. Tax Fees consist of services performed by the independent auditor for tax compliance, tax planning and tax advice.

(4)	All Other Fees. There were no fees billed or services rendered by Deloitte & Touche during fiscal years 2024 or 2025 other than those described above.

PROPOSAL TWO

RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

(Item 2 on the proxy card)

The Audit Committee has selected the firm of Deloitte & Touche to serve as the Company’s independent auditors for the fiscal year ending March 31, 2026, and has directed that management submit the selection of independent auditors to the shareholders for ratification at the 2025 annual meeting. Representatives of Deloitte & Touche are expected to virtually attend the shareholder meeting, will have an opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2026.

PROPOSAL THREE

ADVISORY VOTE ON THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Item 3 on the proxy card)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to provide shareholders with the opportunity to cast an advisory vote on compensation to our Named Executive Officers as reported in this proxy statement (sometimes referred to as “say on pay”). Accordingly, the following resolution will be presented to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, in the Company’s proxy statement for the 2025 annual meeting of shareholders.”

This advisory vote is nonbinding on the Company; however, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board and the Compensation Committee believe that our executive compensation policies, procedures and decisions made with respect to our named executive officers are and have been reasonable and appropriate and the compensation paid or awarded to each of the named executive officers for the most recent fiscal year was reasonable and appropriate. Shareholders are encouraged to read the section entitled “Executive Compensation” in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

The primary objectives of our compensation and benefit programs are:

•	to attract, motivate and retain qualified executive talent to provide strong, competitive leadership;

•	to align the interests of our executives with the interests of our shareholders;

•	to support a pay-for-performance culture which encourages and rewards the achievement of the Company’s strategic, financial and operating performance objectives; and

•	to maintain a cost-effective structure that is aligned with the interests of our shareholders.

Overview

The Board has charged the Compensation Committee with the responsibility for establishing and overseeing executive compensation for the Named Executive Officers (as defined below), other than Mr. Sikkel, our President and Chief Executive Officer. As part of this responsibility, the Compensation Committee, along with the other non-employee directors, also evaluates the performance of the President and Chief Executive Officer and determines his compensation based on such performance assessment as well as the Company’s compensation philosophy. The Compensation Committee continues to work with its independent compensation consultant to design the executive compensation programs for the future.

For fiscal year 2025, the Compensation Committee approved the Annual Incentive Plan (the “AIP”), pursuant to which the Named Executive Officers (as defined below), the Company’s other executive officers and specified other key corporate and global divisional personnel were eligible for cash bonus awards. The purpose of the AIP is to encourage a high level of performance and commitment by executives and other key employees to achieve corporate financial and strategic objectives designed to lead to business growth and increased shareholder value. Annual incentives under the AIP are structured to provide for varying “Stretch” award opportunities expressed as a percentage of annual base salary with actual awards reflecting achievement of Company goals.

The fiscal year 2025 AIP performance goals are expressed as “threshold”, “target” and “stretch” objectives for the Named Executive Officers. “Threshold” is the minimum level of performance at which AIP awards begin to be earned. Achievement of the “target” goal is rewarded at 100% of the target bonus opportunity. Achievement at or above the “stretch” level results in 200% of target bonus opportunity. Performance between “threshold” and “target,” or “target” and “stretch” is interpolated. The Compensation Committee generally intends to set Company performance targets that are challenging yet provide executives with a reasonable opportunity to reach threshold, while requiring meaningful growth to reach target and substantial growth to reach stretch. The amount of growth required to reach stretch was developed within the context of the Company’s annual operating plan, and while difficult to achieve, was not in the Compensation Committee’s judgment considered to be so aggressive as to encourage participants in the AIP to take inappropriate risks that could threaten financial or operating stability.

For fiscal year 2025, the Committee established the goals and weightings of the business results component of the AIP as set forth in the table below, which also presents actual performance for each of these components.

Business Results Metric	Weighting	Threshold	Target	Stretch	Actual
		(dollars in thousands)
Adjusted EBITDA(1)	70%	$148,000	$185,000	$222,000	$208,410
Corporate Operational EBITDA(2)	30%	$95,256	$119,071	$142,885	$143,816

(1)

Adjusted EBITDA is calculated as the consolidated earnings before interest, taxes, depreciation and amortization, adjusted for certain non-cash and/or non-recurring items and is consistent with the presentation of adjusted EBITDA included in the Company’s quarterly earnings announcements.

(2)

Corporate Operational EBITDA is calculated as follows: (i) consolidated sales and other operating revenues minus (ii) consolidated cost of goods and services sold minus (iii) consolidated interest on working capital minus (iv) consolidated selling, general & administrative expense plus (v) consolidated depreciation and amortization expenses plus (vi) corporate selling, general and administrative expense.

The following table sets forth the percentage of the Named Executive Officers’ respective annual base salary set for the target bonus opportunity and the amount of bonus paid under the AIP for fiscal year 2025.

Named Executive Officer	Target Bonus Opportunity as a Percentage of Annual Base Salary	Actual AIP Bonus Paid
J. Pieter Sikkel	100%	$1,461,054
Dustin L. Styons	75%	$518,336
Scott A. Burmeister	75%	$568,626

The Board of Directors adopted an amendment to the Amended and Restated Incentive Plan on March 19, 2025, which had been originally adopted on November 18, 2020, amended on March 21, 2024, and most recently approved by the Company’s shareholders at the Company’s 2024 annual meeting of shareholders, to increase the number of shares authorized to be issued under the Amended and Restated Incentive Plan. The purpose of the Amended and Restated Incentive Plan is to assist the Company in recruiting and retaining employees and members of the Board of Directors with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. All full-time employees of the Company and its affiliates, as well as the Company’s non-employee directors, are eligible to participate in the Amended and Restated Incentive Plan. The Amended and Restated Incentive Plan permits the grant of options, stock appreciation rights (or SARs), stock awards, stock unit awards, performance share awards, and incentive awards.

On May 10, 2024, the Company awarded restricted stock units and performance-based restricted stock units to executive officers and certain key employees, including each of the Named Executive Officers, under the Amended and Restated Incentive Plan. The restricted stock units are earned for vesting, subject to continued employment, in equal installments on May 10, 2025, March 31, 2026 and March 31, 2027, with vesting contingent upon the earliest to occur (such earliest event to occur being referred to as the “Vesting Event”) of the following: (i) March 31, 2031; (ii) the occurrence of a “Change in Control” (as defined in the Amended and Restated Incentive Plan) as a result of a merger, consolidation, share exchange or sale of all or substantially all of the assets of the Company; or (iii) the Company’s common stock being listed for trading on a national securities exchange or an approved foreign securities exchange.

The performance-based restricted stock units provide for the issuance of shares based of the per share price of a Liquidity Event (as defined below), subject to continued employment through the date of the Liquidity Event (with certain exceptions for retirement, termination of employment in connection with death, disability or without cause within six months prior to the Liquidity Event), with payouts at 50% of the target level upon satisfaction of threshold per share price levels, 100% of the target level upon satisfaction of a target per share price level and 200% of the target level upon performance equaling or exceeding the maximum per share price level, with payouts interpolated for performance between these levels. A “Liquidity Event” is the first to occur of a “Change in Control” (as defined in the Amended and Restated Incentive Plan) as a result of a merger, consolidation, share exchange or sale of all or substantially all of the assets of the Company or the listing of the Company’s common stock for trading on a national securities exchange or an approved foreign securities exchange. The following table sets forth the number of restricted stock units and performance-based restricted stock units (presented at target level) awarded in May 2024 to the Named Executive Officers.

Named Executive Officer	Number of Restricted Stock Units	Number of Performance-based Restricted Stock Units (at Target)
J. Pieter Sikkel	166,000	124,500
Dustin L. Styons	70,000	52,500
Scott A. Burmeister	70,000	52,500

Prior to May 10, 2024, the Company granted time-vesting restricted stock units, with the vesting of these restricted stock units being subject to continued employment or service through specified dates and the condition that the Company’s common stock be listed for trading on a national securities exchange or an approved foreign securities exchange by March 31, 2028 (the “Listing Condition”). On May 10, 2024 (the “Modification Date”), the restricted stock units that were outstanding immediately prior to that date were amended to provide for vesting upon the Vesting

Event (which would be deemed satisfied no later than March 31, 2031). As of the Modification Date, the Named Executive Officers had satisfied the continued employment requirement with respect to such restricted stock units. The following table sets forth the number of restricted stock units that had been awarded to the Named Executive Officers prior to May 10, 2024 that were so amended.

Named Executive Officer	Number of Restricted Stock Units
J. Pieter Sikkel	144,000
Dustin L. Styons	28,800
Scott A. Burmeister	27,000

Summary Compensation Table

The following table reflects the compensation for the fiscal years ended March 31, 2025 and 2024 for the Chief Executive Officer and the two other most highly compensated executive officers in the fiscal year ended March 31, 2025 (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
J. Pieter Sikkel President, Chief Executive Officer	2025	831,077	—	1,085,000	1,461,054	—	262,094	3,639,225
	2024	780,354	—	—	1,385,363	—	180,539	2,346,256
Dustin L. Styons Executive Vice President, Interim Chief Financial Officer, Business Strategy & Sales	2025	393,120	—	345,800	518,336	—	83,179	1,340,435
Scott A. Burmeister(4) Executive Vice President, Chief Operating Officer	2025	427,350	—	339,500	568,626	—	161,718	1,497,194
	2024	374,114	—	—	558,137		146,401	1,078,652

(1)

For fiscal year 2025, the award of restricted stock units and performance-based restricted stock units granted in fiscal year 2025 are reflected in this column. In addition, for fiscal 2025, the amount includes restricted stock units granted prior to May 10, 2024 that were amended by the amendment effected on May 10, 2024. The restricted stock units granted in fiscal year 2025 are eligible to vest, subject to continued employment, in equal annual increments on May 10, 2025, March 31, 2026 and March 31, 2027, contingent upon satisfaction of the Vesting Event. The performance-based restricted stock units granted in fiscal year 2025 provide for the issuance of shares based of the per share price of the Liquidity Event, subject to continued employment through the date of the Liquidity Event (with certain exceptions for retirement, termination of employment in connection with death, disability or without cause within six months prior to the Liquidity Event), with payouts at 50% of the target level upon satisfaction of threshold per share price levels, 100% of the target level upon satisfaction of a target per share price level and 200% of the target level upon performance equaling or exceeding the maximum per share price level, with payouts interpolated for performance between these levels. The occurrence of the Liquidity Event was not probable as of March 31, 2025 and, as a result, no equity-based compensation expense was recognized for the performance-based restricted stock units granted in the year ended March 31, 2025. Accordingly, the table includes no value for the performance-based restricted stock units granted in fiscal year 2025. The restricted stock units granted prior to May 10, 2024 that were amended by the amendment effected on May 10, 2024 had been granted during the fiscal year ended March 31, 2022 and included a continued employment requirement that had been fully satisfied by each of the Named Executive Officers at May 10, 2024, with vesting subject to satisfaction of the Listing Condition, which was a performance condition that previously had been determined to be not probable. In connection with the amendment to these awards effected on May 10, 2024 which provided that awards would vest upon the Vesting Event (which would be deemed satisfied no later than March 31, 2031), in fiscal 2025 the Company recognized cumulative catch-up compensation expense in accordance with FASB ASC Topic 718 for financial reporting purposes with respect to these awards, as no compensation expense with respect to these awards had previously been recognized.

Assuming maximum payouts under the performance-based restricted stock units, which are 200% of the target levels, the amounts reported above for the restricted stock units and the performance-based restricted stock units granted in fiscal year 2025 and the restricted stock units granted prior to May 10, 2024 that were amended by the amendment effected on May 10, 2024 would be as follows: Mr. Sikkel, $1,956,500; Mr. Styons, $713,300; and Mr. Burmeister, $707,000.

The amounts reported in the table for these equity awards are at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC and determined under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. The only assumption we used in determining the amounts for awards of restricted stock units was the grant date share price, which was the closing price of our common stock on the grant date, and for the awards granted prior to May 10, 2024, the share price on May 10, 2024 (the date of the amendment to such awards). For the reported value of the performance-based restricted stock units, we evaluated the probable outcome of the Liquidity Event as of March 31, 2025. The awards of the restricted stock units and performance-based restricted stock units include a recoupment or “clawback” provision. The purpose of the clawback provision is to permit the Compensation Committee, in its discretion, to cancel, rescind, cause the forfeiture of or otherwise limit or restrict any earned or unearned awards, and potentially to recover damages or adjust awards, in the event the Compensation Committee determines that a recipient has engaged in defined prohibited activity, including without limitation violation of the Company’s Code of Business Conduct and/or any law that injures or damages the business reputation or prospects of the Company, or intentional misconduct that causes or materially contributes to a substantial restatement of the Company’s financial statements.

(2)	None of the Named Executive Officers earned above-market returns on deferred compensation.

(3)

The amounts included in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2025 were Company matching contributions allocated to the Named Executive Officer account pursuant to the Pyxus Savings and Profit Sharing Plan ($15,807 for Mr. Sikkel and $10,483 for Mr. Styons); the Company’s contribution to the Nonqualified Deferred Compensation program in the fiscal year (Mr. Sikkel, $221,644 and Mr. Styons, $67,231); and for Mr. Burmeister, a housing allowance of $33,425, an automobile allowance of $19,562, an education allowance of $76,679, and a Company contribution under the Company’s Global Pension Plan of $32,051.

(4)

Mr. Burmeister is based in Bulgaria and his cash compensation, including housing, automobile and education allowances, is paid in Euros. Such cash compensation presented in the table and in its footnotes were converted to U.S. dollars based on the exchange rate between Euros and U.S. Dollars at the closing exchange rate on the last day of the month in which the cash compensation was earned.

Employment Agreements

On February 5, 2013, Old Pyxus entered into an employment agreement with Mr. Sikkel, which was effective as of March 1, 2013 and which contains provisions relating to termination for cause, termination due to disability, termination other than cause and termination for good reason following a “change-in-control,” as defined in the employment agreement. The obligations of Old Pyxus under this employment agreement were assumed by a subsidiary of the Company in connection with the Restructuring. Mr. Sikkel’s employment agreement has an initial term expiring three years after its initial date, subject to automatic annual renewals thereafter absent notice of non-renewal delivered by either the Company or Mr. Sikkel at least 90 days prior to the scheduled expiration. If Mr. Sikkel’s employment is terminated by the Company without cause, if Mr. Sikkel resigns his employment for good reason or Mr. Sikkel resigns for a change-in-control good reason within twelve months after a change-in-control of the Company, he will be entitled to receive severance equal to two times his annual base salary payable in 24 monthly installments. In addition to severance payments, in connection with a termination of employment as described above, Mr. Sikkel is entitled to health care coverage benefits for up to two years following termination and payment of up to $25,000 for outplacement services. If Mr. Sikkel’s employment is terminated because of disability, he is entitled to receive payments for 18 months at two-thirds of his annual base salary at time of termination. If Mr. Sikkel’s employment is terminated by the Company with cause or he separates from employment for any reason other than good reason or following a change-in-control, the Company is obligated to pay compensation and benefits only to the date of termination or separation. “Good reason” is defined to include any of the following events occurring within ninety-five days prior to separation of employment: Mr. Sikkel’s base salary is reduced more than fifteen percent unless the reduction is part of and at the same percentage as an across-the-board salary reduction for Pyxus’ senior management, Pyxus fails to perform any material obligation or breaches any material provision of the employment agreement, or Mr. Sikkel is not re-elected to the position of President and Chief Executive Officer; and, Mr. Sikkel resigns in writing within thirty days after such events arise. Mr. Sikkel’s agreement also contains a world-wide non-competition provision for twelve months following a termination or separation of employment. In addition, he is subject to a prohibition on solicitation of the Company’s employees, customers and vendors, for a period of twenty-four months after any termination or separation of employment.

On December 30, 2019, the Company’s Alliance One International Services Limited subsidiary entered into an employment contract with Mr. Burmeister, which was subsequently amended on August 31, 2020 and September 12, 2023, which establishes certain terms of his compensation and includes other provisions applicable during the term of his employment. The employment contract provides that in addition to receiving base salary and participation in the AIP at specified levels, Mr. Burmeister, who is based in Bulgaria, is to receive an annual housing allowance, a monthly car allowance, and an education allowance for each of his children while in high school up until the year that the child reaches age 18. The employment contract also provides that Mr. Burmeister is entitled to participate in the Company’s Global Pension Plan, which is described below in “Pension Plans.”

Executive Severance Plan

On June 12, 2024, the Board of Directors approved the Company’s Executive Severance Plan to provide increased certainty for the covered executive officers and the Company in the event of a severance. The Executive Severance Plan is expected to assist the Company with the retention and recruitment of key executives, provide the Company with important protections, and reduce costs in the event of a dispute. The Executive Severance Plan applies to the Company’s Chief Executive Officer and its other executive officers (the “Covered Officers”). The Executive Severance Plan provides that severance benefits payable to a Covered Officer under the Executive Severance Plan will be in lieu of and not in addition to any severance benefits to which the Covered Officer would otherwise be entitled under any general severance policy or severance plan maintained by the Company or any agreement between the Covered Officer and the Company that provides for severance benefits (unless the policy, plan, or agreement expressly provides for severance benefits to be in addition to those provided under the Executive Severance Plan) and any severance benefits payable to a Covered Officer under the Executive Severance Plan will be reduced by any severance benefits to which the Covered Officer is entitled by operation of a statute or government regulations. Accordingly, any severance benefits available to any of the Named Executive Officers under the Executive Severance Plan would be offset by any severance benefits they would be entitled to receive under their respective employment agreements as described in “Employment Agreements,” above.

The Executive Severance Plan provides that, in the event the employment of a Covered Officer is terminated by the Company without “Cause” or by a Covered Officer with “Good Reason” (as each such term is defined in the Executive Severance Plan), the Covered Officer would be entitled to receive:

•

the sum of one and one-half years’ (two years’ for the Chief Executive Officer) base salary at the Covered Officer’s regular salary rate and the annual bonus that would have been payable to the Covered Officer under the Company’s annual bonus plan for the fiscal year in which such termination of employment occurs based on achievement of financial and other goals at “target” levels (provided that if such termination of employment occurs within 12 months after a Change in Control (as defined in the Executive Severance Plan) such amount would be two times such annual bonus for the Chief Executive Officer and one and one-half times such annual bonus for the other Covered Officers), which total amount will be paid in substantially equal installments over one and one-half years (two years for the Chief Executive Officer) following such termination of employment, payable in accordance with the Company’s normal payroll practices, and

•

the annual bonus under the Company’s annual bonus plan for the fiscal year in which such termination of employment occurs based on actual achievement of financial and other goals, prorated for the number of days in the fiscal year that the Covered Officer was employed by the Company, which annual bonus amount is to be paid on the date that annual bonuses are paid to the Company’s senior executives generally, but in no event later than the later of two and one-half months following the end of the fiscal year in which such termination of employment occurs or two and one-half months following the end of the calendar year in which such termination of employment occurs.

The Executive Severance Plan provides for the reduction of the foregoing payments in connection with the application of Internal Revenue Code Section 280G if such a reduction would enable the Covered Officer to benefit financially on an after-tax basis.

The receipt by a Covered Officer of any payment or other benefit under the Executive Severance Plan is conditioned upon the Covered Officer executing a severance agreement, including a release of claims in favor of the Company, its affiliates and their respective officers and directors and non-solicitation, non-disparagement, confidentiality and further cooperation provisions, in a form reasonably satisfactory to the Company, and such severance agreement becoming effective and irrevocable within 60 days following the Covered Officer’s termination of employment. The Executive Severance Plan also provides that all benefits of a Covered Officer under the Executive Severance Plan are subject to any policy established by the Company providing for recoupment of amounts paid to such Covered Officer. The Executive Severance Plan provides that it may be amended, modified or terminated at any time by the Company upon action by the Board of Directors.

Non-qualified Deferred Compensation Plan

During fiscal year 2025, Mr. Sikkel and Mr. Styons were participants in the Pyxus International, Inc. Supplemental Retirement Account Plan (the “PYX SRAP”), established April 1, 2007 and assumed by a subsidiary of the Company in connection with the Restructuring. The PYX SRAP is a non-qualified defined contribution supplemental retirement plan established to provide deferred compensation for a select group of management based in the United States. Benefits under the PYX SRAP are based on a hypothetical bookkeeping account established for each participant. Each fiscal year, pay credits and interest credits are added to the account. The pay credit is equal to a specified percentage of base salary and non-equity incentive plan compensation paid to the participant during the fiscal year. For fiscal year 2025, the pay credit for Mr. Sikkel was 10% and for Mr. Styons was 7.5%. The interest credit each fiscal year is equal to the beginning account balance times the Moody’s Aa Corporate Bond Yield Average as of the beginning of the fiscal year. However, the interest crediting rate cannot exceed 120% of the applicable federal long-term rate prescribed by the Secretary of Treasury for the first month of the fiscal year. For fiscal year 2025, the interest crediting rate was 5.28%.

Each participant becomes vested in his or her PYX SRAP benefit after five years of service, whether or not the service is consecutive. Messrs. Sikkel and Styons are vested in the PYX SRAP benefit. However, a participant who is terminated for cause will forfeit any benefits otherwise payable under the PYX SRAP. Participants must also comply with a non-compete following termination of employment. A participant who violates the non-compete will forfeit all benefits under the PYX SRAP. However, the non-compete provision will not apply after a change in control, as defined in the PYX SRAP.

Vested benefits are payable in 120 equal monthly installments starting in the seventh month following separation from service, unless the final account balance is less than $100,000, in which case the benefit will be payable in a lump-sum. The monthly installment amount is based on the final account balance plus interest at the PYX SRAP’s applicable interest crediting rate for the year. If the participant dies, unpaid installments are payable to the participant’s designated beneficiary.

Aggregate earnings in the last fiscal year are not included in the compensation reported for fiscal year 2025 in the Summary Compensation Table presented in this proxy statement as the amount did not exceed 120% of the applicable federal long-term rate.

Global Pension Plan

The Company’s Global Pension Plan (the “Global Pension Plan”) is a defined contribution plan sponsored by a Pyxus subsidiary that is available to eligible non-U.S.-based employees who are employed in certain countries or locations. Mr. Burmeister participates in the Global Pension Plan. The Global Pension Plan provides for employer contributions based on years of service, ranging from contributions of 2.5% of the eligible employee’s base salary for employees with less than five years of service to 7.5% of base salary for employees with greater than 15 years of service. Employer contributions are vested after five years of service. Mr. Burmeister is credited under the Global Pension Plan with having more than 15 years of service and accordingly is vested in contributions made by the Company’s subsidiary. The Global Pension Plan also permits voluntary employee contributions of up to 100% of base salary. Contributions to the Global Pension Plan with respect to an employee’s account are invested at the employee’s option among specified third-party-administered investment funds available under the Global Pension Plan. The Global Pension Plan permits in-service withdrawals prior to retirement, subject to specified limits, with the full value of an employee’s account available for withdrawal upon retirement (age 65 with five years of service or age 55 with 10 years of service). Employees are required to withdraw all funds from the Global Pension Plan upon separation of employment other than due to retirement. The Global Pension Plan is designed to qualify for certain beneficial tax consequences for participating employees in certain jurisdictions.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of March 31, 2025, which awards were issued under the Incentive Plan prior to its amendment and restatement.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)		Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)(4)
J. Pieter Sikkel	144,000	(2)	576,000	(2)	62,250	249,000
	166,000	(3)	664,000	(3)	—	—
Dustin L. Styons	28,800	(2)	115,200	(2)	26,250	105,000
	70,000	(3)	280,000	(3)	—	—
Scott A. Burmeister	27,000	(2)	108,000	(2)	26,250	105,000
	70,000	(3)	280,000	(3)	—	—

(1)

Market values reflect the closing price of our common stock quoted on the OTC Pink Bulletin Board (the market on which our common stock was traded prior to trading on the OTCID Basic Market) on March 31, 2025, the last day of the fiscal year in which shares of the Company’s common stock were reported as having been traded on the OTC Pink Bulletin Board, which closing price was $4.00.

(2)

These restricted stock units, which had been awarded prior to May 10, 2024 and were amended on May 10, 2024, vest upon satisfaction of the Vesting Condition. See “Executive Compensation – Overview” for a description of the vesting terms of these awards.

(3)

These restricted stock units, which were awarded during the fiscal year ended March 31, 2025, are eligible to vest, subject to continued employment, in equal installments on May 10, 2025, March 31, 2026 and March 31, 2027, contingent upon satisfaction of the Vesting Condition. See “Executive Compensation – Overview” for a description of the vesting terms of these awards.

(4)

These performance-based restricted stock units are presented at the threshold performance level. The awards, which were granted during the fiscal year ended March 31, 2025, generally will be eligible to vest, subject to continued employment, on March 31, 2027, contingent upon satisfaction of the Liquidity Event. See “Executive Compensation – Overview” for a description of the vesting terms of these awards.

Pay Versus Performance
In accordance with rules adopted by SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” calculated in a manner prescribed by applicable SEC rules and certain Company performance measures for the fiscal years listed below. As identified in the footnotes to the table, the determination of Compensation Actually Paid includes adjustments to reflect, among other things, period-to-period
changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by, our executive officers in the period reported in the table, as the amount of actual compensation received by any executive officers depends on whether the conditions for vesting of awards are satisfied and the value of our common stock on the date such awards vest.
Pay Versus Performance

Fiscal Year (1) (a)	Summary Compensation Table Total for PEO (2) (b)	Compensation Actually Paid to PEO (2)(3)(4) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (5) (d)	Average Compensation Actually Paid to Non-PEO NEOs (3)(4)(5) (e)	Value of Initial Fixed $100 Investment in Pyxus International, Inc. (6) (f)	Net Income (Loss) (in millions) (7) (h)
2025	$3,639,225	$3,794,225	$1,418,815	$1,467,765	$275.86	$15.2
2024	$2,346,256	$2,432,656	$1,174,407	$1,212,507	$206.90	$2.7
2023	$1,738,303	$1,684,303	$852,247	$826,747	$82.76	$(39.1)

(1)	For the fiscal year ended March 31.
(2)	The PEO (or, Principal Executive Officer) for each of fiscal years presented is J. Pieter Sikkel.
(3)	Deductions from, and additions to, total compensation in the Summary Compensation Table for fiscal year 2025 to calculate Compensation Actually Paid include:

	2025
	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	3,639,225	1,418,815
Adjustments
Adjustment for grant date values in the Summary Compensation Table	(1,085,000)	(342,650)
Year-end fair value of unvested awards granted in the current year	1,240,000	391,600
Year-over-year difference of year-end fair values for unvested awards granted in prior years	—	—
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	—	—
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—
Total Adjustments	155,000	48,950
Compensation Actually Paid (as calculated)	3,794,225	1,467,765

(4)	Equity valuations assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.
(5)
The
Non-PEO
NEOs for fiscal year: (i) 2025 are Dustin L Styons and Scott A. Burmeister; (ii) 2024 were Flavia B. Landsberg and Scott A. Burmeister; and (iii) 2023 were Flavia B. Landsberg and William L. O’Quinn, Jr.

(6)
Such amount represents Pyxus’ cumulative total shareholder return (“TSR”) for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the fiscal year presented in the table. For the three fiscal years presented, the TSR calculation assumes an investment of $100 in Pyxus common stock made on March 31, 2022 and reports the value of that investment as of March 31, 2023, 2024, and 2025, respectively.

(7)	Such amount is the net income (loss) attributable to Pyxus International, Inc.

Graphical Presentations of the Relationship of Executive Compensation to Certain Performance Measures
The following charts present the relationship for the periods presented in the foregoing table between the Compensation Actually Paid for the PEO and the average Compensation Actually Paid for the
Non-PEO
NEOs and each of the Company’s TSR and net income (loss) attributable to
Pyxus
International, Inc.
Relationship of Executive Compensation Actually Paid to TSR of Pyxus

Relationship of Executive Compensation Actually Paid to Net Income (Loss)

PROPOSAL FOUR

APPROVAL OF THE AMENDED AND RESTATED INCENTIVE PLAN

(Item 4 on the proxy card)

The Board of Directors adopted the Incentive Plan on November 18, 2020, and the Company’s shareholders approved the Incentive Plan at the annual meeting of shareholders held on August 19, 2021. On March 21, 2024, the Board of Directors amended the Incentive Plan solely to increase the number of shares that may be issued thereunder from 2,200,000 shares to 3,220,000 shares, which was approved by shareholders on August 15, 2024. On March 19, 2025, the Board of Directors amended the Incentive Plan to increase the number of shares that may be issued thereunder from 3,220,000 shares to 3,612,156 shares, an increase of 392,156 shares, and to make conforming changes with respect to the most recent date of the amendment to the Amended and Restated Incentive Plan, with such amendments reflected in the Amended and Restated Incentive Plan appended as Exhibit A (with language added by such amendment being indicated by underlining and language deleted by such amendment being presented in strike-through font). The Board of Directors is submitting the Amended and Restated Incentive Plan for approval by the shareholders.

The purpose of the Amended and Restated Incentive Plan is to assist Pyxus in recruiting and retaining employees and members of the Board of Directors with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Board believes that long-term, predominantly equity-based incentives remain critical to attracting, motivating, and retaining the level of talent needed to successfully manage the Company and create shareholder value. The Board further believes that increasing the number of shares authorized to be issued under the Incentive Plan is necessary to permit us to make effective use of share-based awards in the near term.

At May 31, 2025, there were:

•	24,607,791 shares of our common stock outstanding;

•	no stock options or stock appreciation rights outstanding under the Amended and Restated Incentive Plan;

•

restricted stock units outstanding under the Amended and Restated Incentive Plan for 559,225 shares that have not been earned for vesting based on period of service, with a weighted average grant date fair value of $3.37 per share;

•

restricted stock units outstanding under the Amended and Restated Incentive Plan for 1,164,865 shares that have been earned for vesting based on period of service, with a weighted average grant date fair value of $3.50 per share;

•

unvested performance-contingent share unit awards outstanding under the Amended and Restated Incentive Plan at maximum performance levels of 1,105,500 shares with a weighted average grant date fair value of $4.36 per share; and

•	782,566 shares available for future awards under the Amended and Restated Incentive Plan.

The effectiveness of the amendment of the Incentive Plan effected by the Board of Directors’ adoption of the Amended and Restated Incentive Plan is not conditioned upon the shareholders’ approval of the Amended and Restated Incentive Plan. Accordingly, the Amended and Restated Incentive Plan, and awards made thereunder, will continue to be effective, and additional awards may be granted thereunder, if the shareholders do not approve the Amended and Restated Incentive Plan. However, if the shareholders do not approve the Amended and Restated Incentive Plan, then options awarded under the Amended and Restated Incentive Plan may not be eligible for treatment as incentive stock options under Section 421 of the Internal Revenue Code (the “Code”), which treatment is described below. To date, no options have been awarded under the Amended and Restated Incentive Plan. If the shareholders do not approve the Amended and Restated Incentive Plan at the 2025 annual meeting, the Compensation Committee will consider whether to grant any further awards if the amount of shares issued under all awards would exceed 3,220,000 shares.

Summary of the Amended and Restated Incentive Plan

The following is a summary the Amended and Restated Incentive Plan. The full text of the Incentive Plan is attached as Appendix A to this proxy statement, and the following summary is qualified in its entirety by reference to the Incentive Plan.

Plan Administration

The Amended and Restated Incentive Plan provides that a committee of the Company’s Board of Directors administers the Amended and Restated Incentive Plan, selects the individuals to participate in the Amended and Restated Incentive Plan, determines the level of participation of each participant (each, a “Participant”) and approves the terms and conditions of all awards. The Board of Directors has designated the Compensation Committee to administer the Amended and Restated Incentive Plan (in such capacity, the “Committee”). Each member of the Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, during any period in which the Company’s common stock is listed for trading on a national securities exchange, “independent directors” as defined in the listing standards or rule of such national securities exchange. The Committee has the discretionary authority to interpret the Amended and Restated Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Amended and Restated Incentive Plan, and to make all other determinations necessary or advisable for the administration of the Amended and Restated Incentive Plan. Awards under the Amended and Restated Incentive Plan that are made to non-employee Directors are subject to the final approval of the full Board of Directors.

Stock Subject to the Amended and Restated Incentive Plan

The number of shares of our common stock eligible to be issued under the Amended and Restated Incentive Plan is 3,612,156 shares. Shares delivered under the Amended and Restated Incentive Plan will be authorized but unissued shares of common stock. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will be available for future awards under the Amended and Restated Incentive Plan. In addition, awards settled in cash will not be counted against the maximum limit on the number of shares that may be issued under the Amended and Restated Incentive Plan.

Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price of an option or the tax withholding upon exercise or payment of an award are not added to the number of shares available for issuance under the Amended and Restated Incentive Plan. The maximum number of shares that may be issued under the Amended and Restated Incentive Plan will be adjusted to reflect stock dividends, stock splits, share consolidations or other changes in the Company’s capitalization. In that event similar changes will be made in the individual grant limitations (described below) and the terms of outstanding awards.

Eligibility and Participation

All full-time employees of the Company and its affiliates, as well as the Company’s non-employee directors, are eligible to participate in the Amended and Restated Incentive Plan, although only employees are eligible to receive awards of stock options intended to qualify as incentive stock options under section 422 of the Code. The Committee (or as to non-employee directors, our Board of Directors) determines who will be granted awards, the number of shares subject to such grants and all other terms of awards. At March 31, 2025, the Company and its affiliates employed approximately 3,000 people, excluding seasonal employees, in our worldwide operations, and there were six non-employee members of the Company’s Board of Directors.

Types of Plan Awards

The Amended and Restated Incentive Plan permits the grant of options, stock appreciation rights (or SARs), stock awards, stock unit awards, performance share awards, and incentive awards.

Stock Options. Stock options granted under the Amended and Restated Incentive Plan may be either nonqualified stock options or, in the event that the Amended and Restated Incentive Plan satisfies the requirements under the Code for awards of options to qualify as incentive stock options, incentive stock options qualifying under Section 422 of the Code. The exercise price of an option granted under the Amended and Restated Incentive Plan may not be less than the fair market value of the Company’s common stock on the date the option is granted. The exercise price may be payable in cash, by the surrender of shares of Company common stock (including attestation), through a broker-assisted cashless exercise or as otherwise permitted by the Committee.

The Committee determines the terms of each stock option at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to prescribe an option term of up to 10 years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Options that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant and options cannot not become exercisable before the first anniversary of the date of grant regardless of the nature of the conditions on which the options may become exercisable, except that options and other awards under the Amended and Restated Incentive Plan that vest based on continued service for up to five percent of the maximum aggregate number of shares that may be issued under the Amended and Restated Incentive Plan may be granted without such a minimum vesting period to directors who are not employees of the Company or an affiliate at the time of grant. The Committee may accelerate the vesting of options, in whole or in part, on account of a change in control or termination of service.

Stock Appreciation Rights. A stock appreciation right entitles the participant, upon exercise, to receive a payment equal to the excess of the fair market value of a share of Company common stock on the date of exercise over the base price (or, initial value) of the SAR, multiplied by the applicable number of shares of common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant.

The Committee determines the terms of each SAR at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to provide that SARs will have a term of up to 10 years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. SARs that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant and SARs cannot not become exercisable before the first anniversary of the date of grant regardless of the nature of the conditions on which the SARs may become exercisable, except that SARS and other awards under Amended and Restated Incentive Plan that vest based on continued service for up to five percent of the maximum aggregate number of shares that may be issued under the Amended and Restated Incentive Plan may be granted without such a minimum vesting period to directors who are not employees of the Company or an affiliate at the time of grant. The Committee may accelerate the vesting of SARs, in whole or in part, on account of a change in control or termination of service. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

Stock Awards and Stock Units. A stock award is shares of common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Stock awards that vest and become transferable based solely on continued service cannot become vested and transferable before the first anniversary of the grant, except that stock awards and other awards under the Amended and Restated Incentive Plan that vest based on continued service for up to five percent of the maximum aggregate number of shares that may be issued under the Amended and Restated Incentive Plan may be granted without such a minimum vesting period to directors who are not employees of the Company or an affiliate at the time of grant. The Committee may provide that stock awards will vest and become transferable, in whole or in part, upon a change in control or termination of service. Subject to the transfer restrictions and vesting requirements of the award, the participant will have all of the rights of a Company shareholder, including all voting and dividend rights, during the restriction period.

A stock unit award represents the participant’s right to receive shares of common stock (or cash of an equivalent value). Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. Stock units that vest and become transferable based solely on continued service cannot become vested and transferable before the first anniversary of the grant, except that stock units and other awards under the Amended and Restated Incentive Plan that vest based on continued service for up to five percent of the maximum aggregate number of shares that may be issued under the Amended and Restated Incentive Plan may be granted without such a minimum vesting period to directors who are not employees of the Company or an affiliate at the time of grant. The Committee may provide that stock units will vest, in whole or in part, upon a change in control or termination of service. Stock units are payable in cash or in shares of Company common stock or in a combination of both. No Participant shall, as a result of receiving a stock unit award, have any rights as a shareholder, including the right to receive dividends on the underlying shares of common stock, until, and then only to the extent that, the stock unit award is earned and common stock is issued to the Participant. A stock unit award may not include the right to receive dividend equivalent payments (whether payable before or at the time the stock unit award is earned).

Performance Shares. A performance share represents the participant’s right to receive a share of stock (or its cash equivalent) conditioned on the attainment of specified business performance goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that performance shares will be earned, in whole or in part, upon a change in control or termination of service. A performance share award may not include the right to receive dividend equivalent payments (whether payable before or at the time the performance share award is earned).

Incentive Awards. An incentive award represents a participant’s right to receive a benefit (payable in cash or stock) conditioned on the attainment of specified business goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that incentive awards are earned, in whole or in part, upon a change in control or termination of service. Incentive awards are payable in cash or in shares of Company common stock or in a combination of both. An incentive award may not include the right to receive dividend equivalent payments (whether payable before or at the time the incentive award is earned).

Limits on Awards

Unless the Amended and Restated Incentive Plan satisfies the requirements under the Code for awards of options to qualify as incentive stock options, including approval of the Amended and Restated Incentive Plan by the Company’s shareholders within 12 months after the adoption of the Amended and Restated Incentive Plan by the Board of Directors, any options granted under the Amended and Restated Incentive Plan shall not be incentive stock options under the Code. No Participant may be granted options in any calendar year for more than 600,000 shares of common stock, and no Participant may be granted SARs that are not related to an option in any calendar year for more than 600,000 shares of common stock, and for such purposes an option and any corresponding SAR related to the option are treated as a single award. No Participant may be awarded stock awards or stock unit awards in any calendar year for more than 600,000 shares of common stock. No Participant may be awarded performance shares in any calendar year for more than 600,000 shares of common stock. With respect to an incentive award based on a performance period of one year, no Participant may receive an incentive award payment in any calendar year that exceeds $2,000,000. With respect to an incentive award based on a performance period of more than one year, no Participant may receive an incentive award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period.

Transferability

Unless the Committee provides otherwise, all awards granted under the Amended and Restated Incentive Plan are nontransferable except by will or the laws of descent and distribution. The Committee may allow the transfer of options (other than incentive stock options), SARs, performance shares and incentive awards to the participant’s children, grandchildren, spouse, a trust benefiting those family members or a partnership in which those family members are the only partners.

Adjustment upon Changes in Common Stock

The maximum number of shares that may be issued pursuant to the Amended and Restated Incentive Plan, any awards under the Amended and Restated Incentive Plan, the per individual limitations on awards, and the terms of outstanding awards (including the option exercise price or initial value of SARs) shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, extraordinary cash dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination with respect to any such adjustment made by the Committee is final and conclusive. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which awards may be granted, the per individual limitations on awards or the terms of outstanding awards. The Committee may issue substitute awards in substitution for stock awards, stock options, SARs or similar awards held by an individual who becomes an employee of the Company or an affiliate of the Company or whose employer becomes an affiliate of the Company in connection with a transaction described in this paragraph. The terms of any such substitute awards shall be as the Committee, in its discretion, determines is appropriate.

Change in Control

The Amended and Restated Incentive Plan provides that upon a change in control (as defined in the Amended and Restated Incentive Plan) outstanding awards will be treated as the Committee determines, and in making any such determination, the Committee will not be required to treat awards and Participants similarly with respect to any event constituting a change in control. The Amended and Restated Incentive Plan also provides that the Committee, without obtaining the consent of participants, may take certain actions with respect to outstanding awards upon a change in control. For example, the Committee may provide for outstanding awards to be replaced with substitute awards issued or granted by the surviving corporation. Alternatively, the Committee may provide for the cancellation of outstanding awards in exchange for a payment based on the per share consideration received by the Company’s shareholders in the control change transaction (or the excess of that value over the option price or base value in the case of options and SARs). Finally, the Committee may prescribe that outstanding options and SARs, to the extent that they are exercisable on or before the change in control, will be cancelled if they are not exercised on or before the completion of the change in control.

The Amended and Restated Incentive Plan further provides that the benefits or amounts payable under awards will be reduced to avoid parachute payment excise taxes unless the participant will receive greater after-tax benefits by receiving all of his awards and paying the excise tax. This limitation will not apply, however, if the award agreement or another agreement provides that the Company will indemnify the participant from any parachute excise tax liability.

No Repricing

The Amended and Restated Incentive Plan provides that no option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or initial value, as applicable, for the shares underlying such award. In addition, at any time when the exercise price per share of an option or SAR is above the fair market value of the common stock, the Company shall not, without shareholder approval, purchase such option or SAR for cash or other consideration.

Amendment and Termination of Plan

Subject to applicable laws, rules and regulations, the Board of Directors may at any time terminate or, from time to time, amend, modify or suspend the Amended and Restated Incentive Plan; provided, however, that no amendment or modification will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws or the rules of the securities exchange on which our common stock is then listed. The Company’s common stock is currently not listed on any securities exchange. Other than adjustments made upon changes in our common stock described above, no such amendment may, without a Participant’s consent, adversely affect the rights of a Participant under any award outstanding at the time such amendment is made.

Compliance with Code Section 409A

The Amended and Restated Incentive Plan provides that notwithstanding any other provision in the Amended and Restated Incentive Plan or in any award agreement, if any provision of the Amended and Restated Incentive Plan or an award agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision may be modified by the Committee without consent of the participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Amended and Restated Incentive Plan shall not be applicable to an award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

New Plan Benefits

Other than awards that have been made after March 19, 2025, it is not presently possible to determine the dollar or share amount of awards that may be made, or the individuals that may be selected for such awards, in the future under the Amended and Restated Incentive Plan with respect to the additional 392,156 shares added to the Incentive Plan by the amendment effected by the Amended and Restated Incentive Plan. The table below shows the awards granted after March 31, 2024 and through the date of this proxy statement under the Amended and Restated Incentive Plan to the Named Executive Officers listed in the Summary Compensation Table, current executive officers as a group, current non-employee directors as a group, and all plan participants other than current executive officers as a group. Awards made to participants, other than non-employee directors, are a combination of restricted stock units and performance-based restricted stock units (presented at the maximum performance level), were granted in May 2024 and have the terms described elsewhere in this proxy statement under the heading “Executive Compensation—Overview.” The awards granted to non-employee directors during this period are described elsewhere in this proxy statement under the heading “Board of Directors—Compensation of Directors.”

Name	Dollar Value ($)	Number of Units (#)
J. Pieter Sikkel	—	415,000
Dustin L. Styons	—	175,000
Scott A. Burmeister	—	175,000
All current executive officers as a group	—	1,059,000
All current directors who are not executive officers	125,000	54,825
All plan participants (other than current executive officers and directors)	—	783,500

The table below sets forth certain information as of March 31, 2025, with respect to the Amended and Restated Incentive Plan, presenting the 3,220,000 shares initially authorized for issuance under the Amended and Restated Incentive Plan as having been approved by the Company’s shareholders, as a result of the shareholders’ approval of the Amended and Restated Incentive Plan at the 2024 annual meeting of shareholders held on August 15, 2024, and the 392,156 shares added by the Amended and Restated Incentive Plan by the amendment effected on March 19, 2025 as not having been approved by shareholders, and for which shareholder approval is being sought at the 2025 annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

as of March 31, 2025

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	2,829,590	—	390,410
Equity Compensation Plans Not Approved by Security Holders(2)	—	—	392,156

Total(1)(2)	2,829,590	—	782,566

(1)

The Amended and Restated Incentive Plan, as was last approved by the Company’s shareholders at the 2024 annual meeting of shareholders on August 15, 2024, authorized the issuance of 3,220,000 shares of the Company’s common stock. The awards outstanding on March 31, 2025 are restricted stock units and performance-based restricted stock units awarded to employees and stock units awarded to non-employee directors prior to the amendment and restatement of the Amended and Restated Incentive Plan effected on March 19, 2025 by the Board of Directors. Each of the restricted stock unit awards is subject to the Vesting Condition, which as of March 31, 2025 had not been satisfied. Each of the performance-based restricted stock units is subject to the occurrence of a Liquidity Event, which as of March 31, 2025, has not occurred.

(2)

Reflects the 392,156 increase in the shares authorized for issuance as a result of the Board of Directors amendment to the Incentive Plan effected by the adoption of the Amended and Restated Incentive Plan on March 19, 2025.

(3)	The awards outstanding as of March 31, 2025 do not have an exercise price.

Federal Income Taxes

The following is a general summary of the current federal income tax consequences of the granting and exercise of stock options and of awards of common stock (including both performance shares and restricted stock), stock units and SARs under the Amended and Restated Incentive Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Amended and Restated Incentive Plan. Furthermore, the tax consequences of awards made under the Amended and Restated Incentive Plan are complex and subject to change, and some variation of the described rules may be applicable to any participant’s tax situation. The summary assumes in each case that there will be no violation of the deferred compensation rules under Section 409A of Code, which would subject the affected Participants to immediate taxation and penalties on unvested awards.

Incentive Stock Options. An employee who is granted a stock option under the Amended and Restated Incentive Plan intended to qualify as an incentive stock option under Section 422 of the Code will not be subject to federal income tax upon the grant or exercise of the option. However, upon the exercise of an incentive stock option, the difference between the exercise price for the option and its fair market value on the date of exercise, which is commonly referred to as the spread, is a tax preference item that must be considered in determining the employee’s alternative minimum tax. If the employee disposes of the shares in the same year the option was exercised, there are no alternative minimum tax implications. Generally, the employee can recover any alternative minimum tax liability paid as a credit against ordinary income taxes owed in future years.

In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and one year after the date of exercise (which we refer to as the “Holding Period”), any appreciation of the shares received above the exercise price should be a capital gain. The current maximum federal tax rate applicable to long-term capital gains is either 15% or 20% depending on marital status and income level.

We will not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

Non-incentive Stock Options. A participant who is granted a stock option under the Amended and Restated Incentive Plan that is not an incentive stock option will not be subject to federal income tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-incentive stock option, the spread or excess of the fair market value of the shares on the exercise date over the option price, will be taxable as ordinary income to the participant. Because it is treated as compensation income if the participant is an employee, for an employee the spread is subject to withholding of applicable payroll taxes. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

Common Stock Awards. Common stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions (including both performance shares and restricted stock) will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the participant makes a timely election to recognize taxable income upon the grant of the award. If such an election is not made, when the restrictions lapse, the fair market value of shares free of restrictions will be taxed as ordinary income to the participant and we generally may claim a tax deduction at the same time in the same amount. In either instance, because the income is treated as compensation income if the participant is an employee, applicable payroll taxes are required to be withheld when the employee recognizes the taxable income.

Stock Unit Awards and SARs. A director or employee who is granted a stock unit or SAR award under the Amended and Restated Incentive Plan will not be subject to federal tax upon the grant of the award and we will not be entitled to a tax deduction by reason of such grant. However, when common stock or cash is delivered to the participant pursuant to such an award, the participant will recognize ordinary income equal to the fair market value of the shares or cash delivered under the award, and we may claim a tax deduction at the same time in the same amount.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED INCENTIVE PLAN.

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice. However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors:

T. David Singer
Secretary

APPENDIX A

PYXUS INTERNATIONAL, INC.

AMENDED AND RESTATED 2020 INCENTIVE PLAN

(AS AMENDED ON MARCH 19, 2025)

A-i

A-ii

6.10.	Termination of Employment; Change in Control	A-7

ARTICLE VII STOCK AND STOCK UNIT AWARDS		A-8

7.01.	Award	A-8
7.02.	Vesting	A-8
7.03.	Shareholder Rights	A-8
7.04.	Termination of Employment; Change in Control	A-8

ARTICLE VIII PERFORMANCE SHARE AWARDS		A-9

8.01.	Award	A-9
8.02.	Earning the Award	A-9
8.03.	Issuance of Shares	A-9
8.04.	Settlement in Cash	A-9
8.05.	Shareholder Rights	A-9
8.06.	Nontransferability	A-9
8.07.	Transferable Performance Shares	A-10
8.08.	Termination of Employment; Change in Control	A-10

ARTICLE IX INCENTIVE AWARDS		A-10

9.01.	Award	A-10
9.02.	Terms and Conditions	A-10
9.03.	Nontransferability	A-10
9.04.	Transferable Incentive Awards	A-10
9.05.	Issuance of Shares	A-10
9.06.	Settlement in Cash	A-11
9.07.	Shareholder Rights	A-11
9.08.	Termination of Employment; Change in Control	A-11

ARTICLE X CHANGE IN CONTROL		A-11

10.01.	Impact of Change in Control	A-11
10.02.	Assumption Upon Change in Control	A-11
10.03.	Cash-Out Upon Change in Control	A-11
10.04.	Cancellation of Options and SARs	A-12
10.05.	Limitation on Benefits	A-12

ARTICLE XI ADJUSTMENT UPON CHANGE IN COMMON STOCK		A-13

ARTICLE XII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		A-14

ARTICLE XIII GENERAL PROVISIONS		A-14

13.01.	Effect on Employment or Service	A-14
13.02.	Unfunded Plan	A-14
13.03.	Rules of Construction	A-14
13.04.	Tax Withholding	A-14
13.05.	Governing Law	A-15
13.06.	Section 409A	A-15
13.07.	Other Compensation and Benefits.	A-15

ARTICLE XIV AMENDMENT		A-15

ARTICLE XV DURATION OF PLAN		A-15

ARTICLE XVI EFFECTIVE DATE OF PLAN		A-15

A-iii

~~The~~ This Pyxus International, Inc. Amended and Restated 2020 Incentive Plan~~, is subject to approval by the Board of the Company (as defined below),~~ amends and restates the Amended and Restated Pyxus International, Inc. 2020 Incentive Plan, as approved by the Board (as defined below) on March 21, 2024, and shall be effective as of the date ~~(the “Effective Date”)~~ on which it is approved by the Board.

ARTICLE I

DEFINITIONS

1.01	Affiliate.

Affiliate means any “subsidiary corporation” or “parent corporation” as such terms are defined in Section 424 of the Code or any other trade or business that would be a “parent corporation” or a “subsidiary corporation” if it was organized as a corporation.

1.02	Agreement.

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03	Award.

Award means an Option, SAR, Stock Award, Stock Unit Award, Performance Share Award, or Incentive Award granted under this Plan.

1.04	Board.

Board means the Board of Directors of the Company.

1.05	Change in Control.

Change in Control means any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (i) Glendon Capital Management LP, a Delaware limited partnership, and on any entities that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Glendon Capital Management LP, including funds/entities managed, advised or sub-advised by the same Investment Manager of Glendon Capital Management LP or (ii) Monarch Alternative Capital LP, a Delaware limited partnership, and on any entities that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Monarch Alternative Capital LP, including funds/entities managed, advised or sub-advised by the same Investment Manager of Monarch Alternative Capital LP, becomes the beneficial owner, directly or indirectly, of Company securities representing more than 30% of the aggregate voting power of all classes of the Company’s voting securities on a fully diluted basis, after giving effect to the conversion of all outstanding warrants, options and other securities of the Company convertible into or exercisable for voting securities of the Company (whether or not such securities are then exercisable);

(b) The Company consummates a plan of merger, consolidation or share exchange between the Company and an entity other than a direct or indirect wholly-owned subsidiary of the Company, unless the Company shareholders immediately before the completion of such transaction will continue to hold at least 50% of the aggregate voting power of all classes of voting securities of the surviving or resulting entity;

(c) The Company consummates a sale, lease, exchange or other disposition of all, or substantially all, of the Company’s property, unless the Company shareholders immediately before the completion of such transaction will continue to hold, directly or indirectly, at least 50% of the aggregate voting power of all classes of voting securities of the transferee; or

(d) During any period of two consecutive years (which period may be deemed to begin prior to the date of this Plan), individuals who at the beginning of such period constituted the Board, together with any new members of the Board whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a majority of the members of the Board then still in office who either were directors at the beginning of such period or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the Board.

1.06	Code.

Code means the Internal Revenue Code of 1986, and any amendments thereto, including regulations and other authoritative guidance.

1.07	Committee.

Committee means a committee of the Board appointed to administer the Plan. The Committee shall be comprised of two or more members of the Board; all of whom shall be “non-employee directors” as defined in Securities Exchange Commission Rule 16b-3 as in effect from time to time, and, during any period in which the Common Stock is listed for trading on a national securities exchange, “independent directors” as defined in the listing standards or rule of such national securities exchange; provided, however, that the failure of the Committee to satisfy the “non-employee director” or “independent director” requirements shall not affect the validity of any Award.

1.08	Common Stock.

Common Stock means the common stock of the Company.

1.09	Company.

Company means Pyxus International, Inc.

1.10	Corresponding SAR.

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11	Date of Exercise.

Date of Exercise means (i) with respect to an Option, the date that the Option price is received by the Company and (ii) with respect to an SAR, the date that the notice of exercise is received by the Company.

1.12	Fair Market Value.

Fair Market Value means, on any given date, the closing price of the Common Stock as reported on an established stock exchange on which the Common Stock is listed. If the Common Stock was not traded on such exchange on such date, then the Fair Market Value is determined with reference to the preceding day that the Common Stock was so traded. If the Common Stock is not listed on an established stock exchange, then the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.13	Incentive Award.

Incentive Award means an award, denominated in dollars which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a cash payment, shares of Common Stock or a combination of cash and Common Stock from the Company or an Affiliate upon the achievement of performance objectives.

1.14	Incentive Stock Option.

Incentive Stock Option means an Option designated as an Incentive Stock Option within the meaning of Code Section 422 or any successor provision thereto.

1.15	Initial Value.

Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.16	Investment Manager.

Investment Manager means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, has the power (whether exclusive or non-exclusive) to direct or control the investment decisions of such Person.

1.17	Option.

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. Such price shall not be lower than the Fair Market Value of one share of Common Stock on the date of grant as set forth in Section 6.02.

1.18	Participant.

Participant means an employee of the Company or of an Affiliate or member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.19	Performance Share.

Performance Share means an Award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment, or a combination of Common Stock and cash, upon achievement of performance objectives in accordance with the provisions of Article VIII. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of Common Stock, cash or a combination of Common Stock and cash.

1.20	Person.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, national, state, local, supranational or foreign government or any court of competent jurisdiction, administrative agency or commission or other national, state, local, supranational or foreign governmental authority or instrumentality or other entity.

1.21	Plan.

Plan means this Pyxus International, Inc. Amended and Restated 2020 Incentive Plan.

1.22	SAR.

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise, payable in cash, shares of Common Stock or a combination of Common Stock and cash at the discretion of the Committee, over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23	Stock Award.

Stock Award means Common Stock awarded to a Participant under Article VII.

1.24	Stock Unit Award.

Stock Unit Award means a right to receive one or more shares of Common Stock (or cash of an equivalent value) in the future awarded to a Participant under Article VII.

1.25	Substitute Award.

Substitute Award means an Award granted in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, by a corporation or other trade or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining employees and members of the Board with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options, SARs, Stock Awards, Stock Unit Awards, Performance Share Awards, and Incentive Awards. Both Incentive Stock Options and Options not so qualifying can be granted, provided that unless this Plan satisfies the requirements under the Code for awards of Options to qualify as Incentive Stock Options any Options granted under the Plan shall not be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

ARTICLE III

ADMINISTRATION

3.01	Administrative Authority.

Except as provided in this Article III, the Plan shall be administered by the Committee; provided, however, that awards to the Chief Executive Officer or members of the Board who are not employed by the Company or an Affiliate, the terms of such awards and the settlement of such awards shall be subject to the final approval of the Board. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions (but subject to the express provisions of the Plan), the Committee, in its discretion, may accelerate the time at which any Option or SAR may be exercised or the time at which any other Award may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to prescribe the form of agreements and documents used in connection with the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Award. All expenses of administering this Plan shall be borne by the Company.

To the extent permitted by applicable law, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee’s delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the prior delegation.

3.02	Agreements.

Except as provided in this Article III, all Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt, except that recurring Awards to members of the Board need not be evidenced by separate agreements in which case the terms of such Awards and the settlement of such Awards shall be governed by the resolutions adopted by the Board in approving such Awards pursuant to Section 3.01 of this Plan.

3.03	Employment or Service.

In the event that the terms of an Agreement provide that the Participant must complete a stated period of employment or service as a condition of exercising, earning or retaining an Award, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or of any Affiliate (including any corporation or trade or business that becomes an Affiliate after the adoption of this Plan) or member of the Board is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate. The Committee will designate individuals to whom Awards are to be made and will specify the type of Award and the number of shares of Common Stock subject to each Award.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01	Source of Shares.

Shares of Common Stock issued under the Plan shall be authorized but unissued shares.

5.02	Maximum Number of Shares.

The maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan is ~~3,220,000~~ 3,612,156 shares. Shares of Common Stock underlying Awards that are settled in cash, and shares of Common Stock underlying Substitute Awards, shall not reduce the number of Shares available for Awards.

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be adjusted as provided in this Article V and Article XII.

5.03	Forfeitures, etc.

To the extent that an Award involving the issuance of shares of Common Stock is forfeited or otherwise terminates without the delivery of shares, the shares of Common Stock allocated to such Award may be reallocated to other Awards to be granted under this Plan, provided that this provision shall not be applicable with respect to (i) the cancellation of a Corresponding SAR upon the exercise of the related Option or (ii) the cancellation of an Option upon the exercise of the Corresponding SAR.

Notwithstanding the foregoing, shares of Common Stock which are tendered (actually or by attestation), by a Participant or withheld by the Company to pay the option price or satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award may not be reallocated to other Awards to be granted under this Plan. Furthermore, if an SAR is exercised and settled, in whole or in part, with Common Stock then the number of shares available for grant shall be reduced by the total number of shares for which the SAR was exercised (rather than the number of shares of Common Stock issued). For avoidance of doubt, common stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shares shall not be added back to the number of shares available for the future grant of Awards.

ARTICLE VI

OPTIONS AND SARs

6.01	Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option or SAR is to be granted and will specify the number of shares of Common Stock covered by the award. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. No Participant may be granted Incentive Stock Options or related SARs (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding the amount prescribed by Section 422(d) of the Code as in effect from time to time. No Participant may be granted Options in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XI. No Participant may be granted SARs that are not related to an Option in any calendar year for more than 600,000 shares of Common Stock , subject to adjustment as provided in Article XI. For purposes of the two preceding sentences, an Option and any Corresponding SAR related to the Option shall be treated as a single award.

6.02	Option Price.

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Except for adjustments authorized under Article XI, no Option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or Initial Value, as applicable, for the shares underlying such Award. In addition, at any time when the exercise price per share of an Option or SAR is above the Fair Market Value, the Company shall not, without shareholder approval, purchase such Option or SAR for cash or other consideration.

6.03	Maximum Period.

The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option or SAR shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04	Nontransferability.

Except as provided in Section 6.05, Options and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05	Transferable Options and SARs.

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option or SAR may be transferred by a Participant to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners. Options and SARs may not be transferred to third parties for consideration without shareholder approval. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any such transfer (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06	Exercise.

An Option or SAR granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of this Article VI and Article XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. The preceding sentence to the contrary notwithstanding and except as provided in Section 6.10, an Option or SAR that becomes exercisable solely on account of the Participant’s continued employment shall not become fully exercisable before the third anniversary of the date of grant and an Option or SAR shall not become exercisable before the first anniversary of the date of grant regardless of the nature of the conditions on which the Option or SAR may become exerciseable. The preceding sentence to the contrary notwithstanding, up to five percent (5%) of the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan may be granted without such minimum exercisable period. to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07	Payment of Option Price.

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company or by attesting to such ownership of shares. If Common Stock is used to pay all or part of the Option price, the shares surrendered or attested must have an aggregate Fair Market Value (determined as of the day preceding the Date of Exercise) that, together with any cash or cash equivalent paid, is not less than the option price for the number of shares for which the Option is being exercised.

6.08	Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09	Shareholder Rights.

With respect to shares subject to an Option or SAR, no Participant shall have any rights as a shareholder, including rights to receive dividends paid on Common Stock, until, and then only to the extent that, the Option or SAR is exercised and Common Stock is issued to the Participant.

6.10	Termination of Employment; Change in Control.

Section 6.06 to the contrary notwithstanding, the Committee may provide that an Option or SAR shall be or shall become exercisable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 6.10 may be made at the time the Option or SAR is granted or thereafter (but before the expiration or forfeiture of the Option or SAR).

ARTICLE VII

STOCK AND STOCK UNIT AWARDS

7.01	Award.

In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award or Stock Unit Award is to be made and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Stock Awards or Stock Unit Awards in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XI.

7.02	Vesting.

As provided in this Section 7.02, but subject to Section 7.04, the Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award or Stock Unit shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the employ or service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fail to achieve stated objectives. Stock Awards and Stock Units that become vested and transferable solely on account of the Participant’s continued employment or service shall not become vested and transferable before the first anniversary of the date of grant. The preceding sentence to the contrary notwithstanding, up to five percent of the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan may be granted without such minimum vesting requirement to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Stock Award or Stock Unit Award shall become vested and nontransferable only to the extent that the Committee first certifies that any restrictions or objectives have been satisfied.

7.03	Shareholder Rights.

Prior to their forfeiture in accordance with the terms of the Agreement and while Stock Awards are nonvested, nontransferable or both, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock issued as a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares become vested and transferable.

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder, including the right to receive dividends on the underlying shares of Common Stock, until, and then only to the extent that, the Stock Unit Award is earned and Common Stock is issued to the Participant. A Stock Unit Award may not include the right to receive dividend equivalent payments (whether payable before or at the time the Stock Unit Award is earned) with respect to dividends paid on Common Stock prior to the date the Stock Unit Award is earned and Common Stock is issued to the Participant.

7.04	Termination of Employment; Change in Control.

Section 7.02 to the contrary notwithstanding, the Committee may provide that a Stock Award or Stock Unit shall be or shall become vested and transferable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 7.04 may be made at the time a Stock Award or Stock Unit is granted or thereafter (but before the forfeiture of the Stock Award of Stock Unit).

ARTICLE VIII

PERFORMANCE SHARE AWARDS

8.01	Award.

In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Performance Shares in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XI.

8.02	Earning the Award.

Subject to Section 8.08, the Committee, on the date of the grant of Performance Shares, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. For any Performance Share Award, a performance period of at least one-year will be established for any Performance Shares. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

8.03	Issuance of Shares.

To the extent that a Performance Share Award is settled with Common Stock, the shares of Common Stock earned shall be issued to the Participant as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant. A fractional share shall not be issuable under this Article VIII but instead will be settled in cash.

8.04	Settlement in Cash.

To the extent that a Performance Share Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant. To the extent that a Performance Share Award is settled in cash, the amount of cash payable under a Performance Share Award shall equal the Fair Market Value of the number of shares of Common Stock equal to the number of Performance Shares earned on the date that the Committee certifies the Participant’s right to receive the payment.

8.05	Shareholder Rights.

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and then only to the extent that the Performance Shares are earned and Common Stock is issued to the Participant. A Performance Share Award may not include the right to receive dividend equivalent payments (whether payable before or at the time the Performance Share Award is earned) with respect to dividends paid on Common Stock prior to the date the Performance Share Award is earned and Common Stock is issued to the Participant.

8.06	Nontransferability.

Except as provided in Section 8.07, a Participant may not transfer a Performance Share award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Share award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.07	Transferable Performance Shares.

Section 8.06 to the contrary notwithstanding, the Committee may grant Performance Shares that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided however, that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of a Performance Share transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Share award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Performance Share award except by will or the laws of descent and distribution.

8.08	Termination of Employment; Change in Control.

Section 8.02 to the contrary notwithstanding, the Committee may provide that a Performance Share Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 8.08 may be made at the time a Performance Share is awarded or thereafter (but before the forfeiture of the Performance Share Award).

ARTICLE IX

INCENTIVE AWARDS

9.01	Award.

The Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee. For any Incentive Award, a performance period of at least one-year will be established for any Incentive Award. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,000,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period.

9.02	Terms and Conditions.

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company achieves performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. Except as provided in Section 9.08, the performance period of an Incentive Award shall be at least one year.

9.03	Nontransferability.

Except as provided in Section 9.04, a Participant may not transfer an Incentive Award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04	Transferable Incentive Awards.

Section 9.03 to the contrary notwithstanding, the Committee may grant Incentive Awards that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of an Incentive Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.05	Issuance of Shares.

To the extent that an Incentive Award is settled with Common Stock, the shares of Common Stock shall be issued to the Participant as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned. The issuance of Common Stock in full or partial settlement of an Incentive Award shall be based on the Fair Market Value on the date the Committee certifies the extent to which the Incentive Award has been earned.

9.06	Settlement in Cash.

To the extent that an Incentive Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned.

9.07	Shareholder Rights.

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of the Incentive Award until, and then only to the extent that, the Incentive Award is earned and settled with the issuance of Common Stock. An Incentive Award may not include the right to receive dividend equivalent payments (whether payable before or at the time the Incentive Award is earned) with respect to dividends paid on Common Stock prior to the date the Stock Unit Award is earned and Common Stock is issued to the Participant.

9.08	Termination of Employment; Change in Control.

Section 9.02 to the contrary notwithstanding, the Committee may provide that an Incentive Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 9.08 may be made at the time an Incentive Award is granted or thereafter (but before the forfeiture of the Incentive Award).

ARTICLE X

CHANGE IN CONTROL

10.01	Impact of Change in Control.

In accordance with Sections 6.10, 7.04, 8.08 and 9.08 and to the extent provided by the Committee thereunder, but subject to Sections 10.02, 10.03 and 10.04, upon a Change in Control, each outstanding Award ~~granted on or after the Effective Date~~ will be treated as the Committee determines, and in making any such determination the Committee will not be required to treat Awards and Participants similarly with respect to any event constituting a Change in Control.

10.02	Assumption Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award shall be assumed by, or will be replaced by a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the completion of the Change in Control, that is substantially equal to the value of the original award (or the difference between the Fair Market value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

10.03	Cash-Out Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share and Incentive Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholder for each share of Common Stock subject to a Stock Award, Stock Unit and Performance Shares.

10.04	Cancellation of Options and SARs.

In the event of a Change in Control, the Committee, in its sole discretion and without the need for a Participant’s consent, may provide that an outstanding Option or SAR that is exercisable on or before the completion of the Change in Control shall be cancelled and forfeited if not exercised on or before completion of the Change in Control.

10.05	Limitation on Benefits.

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article X, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted in the following order:

(i) First, by reducing Payments (other than Low Ratio Benefits) that are not subject to section 409A of the Code (in the order that Participant elects);

(ii) Next, if further reduction is necessary, from Payments (other than Low Ratio Benefits) that are subject to section 490A of the Code, which Payments shall be reduced in the order of lowest to highest value and, if more than one Payment has the same value, the reduction shall be in the order the such Payments would have been paid or provided beginning with the last such Payment to be paid or provided and ending with the first such Payment to be paid or provided and if the Payments would have been provided at the same time, the reduction will be made first from cash benefits and next from non-cash benefits;

(iii) Next, if further reduction is necessary, from Low Ratio Benefits that are subject to section 409A of the Code, which Low Ratio Benefits shall be reduced in the order of lowest to highest value and if a Low Ratio Benefit has the same value, the reduction shall be in the order that such Low Ratio Benefits would be paid or provided beginning with the last Low Ratio Benefit to be paid or provided and ending with the first such Low Ratio Benefit to be paid or provided and if the Low Ratio Benefits would have been provided at the same time, the reduction will be made first from cash benefits and next from non-cash benefits; and,

(iv) Finally, if further reduction is necessary, from Low Ratio Benefits that are not subject to section 409A of the Code (in the order that Participant elects).

The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article X, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article X (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article X (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment, without interest, will be paid to the Participant promptly by the Company.

For purposes of this Article X, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Change in Control. For purposes of this Article X, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article X, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder. For purposes of this Article X, the term “Low Ratio Benefit” means a payment or benefit which is taken into account for purposes of calculating excise tax and which has a value for purposes of calculating excise tax that is less than the actual value of such payment or benefit such that the ratio of the value of the payment or benefit for purposes of calculating the excise tax to the actual value of the payment or benefit is less than one hundred percent (100%).

Notwithstanding any other provision of this Section 10.05, the limitations and provisions of this Section 10.05 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares that may be issued pursuant to Awards, the per individual limitations on Awards, and the terms of outstanding Awards (including the option price or Initial Value) shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, extraordinary cash dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on Awards or the terms of outstanding Awards.

The Committee may issue Substitute Awards in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate or whose employer becomes an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan, the terms of such Substitute Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award was made or settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01	Effect on Employment or Service.

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02	Unfunded Plan.

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03	Rules of Construction.

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04	Tax Withholding.

The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part but only up to such amount permitted under current accounting rules without causing the Award to become a “liability-classified” award, by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant.

13.05	Governing Law.

The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the Commonwealth of Virginia, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

13.06	Section 409A.

Notwithstanding any provision in the Plan or an Agreement, if any provision of this Plan or an Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

13.07	Other Compensation and Benefits.

The adoption of this Plan shall not affect any other compensation plans in effect for the Company or any Affiliate, nor preclude the Company or any Affiliate from establishing any other compensation plan.

ARTICLE XIV

AMENDMENT

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that, at any time after the approval of this Plan by the shareholders of the Company, no amendment or modification will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws or the rules of the exchange on which the Common Stock is then listed. No Plan amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

No Awards may be awarded or granted under this Plan after November 17, 2030. Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Unit Awards, Performance Share Awards, and Incentive Awards may be granted under this Plan upon its adoption by the Board.

PYXUS

PYXUS INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

20730303000000000000 3 081425

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PYXUS INTERNATIONAL, INC. ANNUAL MEETING OF SHAREHOLDERS Virtual meeting at https://meetings.lumiconnect.com/200-351-410-387 August 14, 2025 10:00 a.m. Eastern Daylight Time NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at https://www.astproxyportal.com/ast/23651 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730303000000000000 THE BOARD OF 3 DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION 081425 OF ALL?NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the appointment of Deloitte & Touche LLP as the NOMINEES: Company’s independent auditors for the fiscal year ending March 31, 2026. FOR ALL NOMINEES O John S. Alphin O Jamie J. Ashton FOR AGAINST ABSTAIN WITHHOLD AUTHORITY O Patrick J. Bartels, Jr. 3. Adoption of a resolution approving, on an advisory basis, the FOR ALL NOMINEES O Robert D. George compensation paid to the Company’s named executive officers. O Cynthia P. Moehring FOR (See ALL instructions EXCEPT below) O J. Pieter Sikkel FOR AGAINST ABSTAIN O Richard J.C. Topping 4. Approval of the Amended and Restated Incentive Plan. In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: The undersigned revokes all proxies heretofore given by the undersigned. To indicate change your the new address address on your in the account, address please space check above the . Please box at note right and that changes this method to the . registered name(s) on the account may not be submitted via Signature of Shareholder Date: Signature of Shareholder Date: Note: Please full title sign as such exactly . If the as signer your name is a corporation, or names appear please on sign this fullProxy corporate . When name shares by duly are authorized held jointly, officer, each holder giving should full title sign as such . When . If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person give.

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https: equiniti.com/us/ast-access to enjoy online access. PROXY PYXUS INTERNATIONAL, INC. Annual Meeting of Shareholders August 14, 2025 Virtual meeting at https://meetings.lumiconnect.com/200-351-410-387 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dustin L. Styons and T. David Singer or either of them, each with full power of substitution, as proxies to represent the undersigned and to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of PYXUS INTERNATIONAL, INC., to be held at 10:00 a.m. (Eastern Daylight Time) on Thursday, August 14, 2025, virtually at https://meetings.lumiconnect.com/200-351-410-387, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions given on the reverse side of this card. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. To the extent no directions are given on a proposal, this proxy will be voted FOR the nominees listed on the reverse side and(Continued FOR proposals and to 2, be 3 and signed 4. on the reverse side) 1.1 14475